                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                       BACHMAN INFORMATION SYSTEMS, INC.
                             B.C. ACQUISITION CORP.
                                      AND
                            CADRE TECHNOLOGIES INC.

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 25, 1996 (the "Agreement"), by and among BACHMAN INFORMATION SYSTEMS, INC., a Massachusetts corporation ("Parent"), B.C. ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent, ("Merger Sub") and CADRE TECHNOLOGIES INC., a Delaware corporation (the "Company"). Merger Sub and the Company together are sometimes referred to herein as the "Constituent Corporations."

                                   WITNESSETH

     WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have determined that it is advisable that Merger Sub be merged with and into the Company (the "Merger") on the terms and conditions set forth herein and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "GCL");

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations and warranties and other agreements in connection with the Merger;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP"); and

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1. CERTAIN MATTERS OF CONSTRUCTION. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     1.2. CROSS REFERENCES. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

                                   TERM                                    DEFINITION
    ------------------------------------------------------------------  -----------------
    Actual Negative Net Worth.........................................  Section 2.3.2.
    Aggregate Consideration Amount....................................  Section 2.3.2.
    Aggregate Exercise Price..........................................  Section 2.3.2.
    Agreement.........................................................  Preamble
    Balance Certificate...............................................  Section 2.9.2
    Cadmount Acknowledgment...........................................  Section 6.17.
    Cadmount Certificate..............................................  Section 2.9.3.
    Cadmount Escrow Agent.............................................  Section 2.9.3.
    Certificate of Merger.............................................  Section 2.1.
    Closing...........................................................  Section 2.10.
    Code..............................................................  Preamble
    Company...........................................................  Preamble
    Company Affiliate Agreements......................................  Section 6.6.
    Company Balance Sheet.............................................  Section 3.5.
    Company Closing Certificate.......................................  Section 6.16.

                                   TERM                                    DEFINITION
    ------------------------------------------------------------------  -----------------
    Company Common Stock..............................................  Section 2.3.1.
    Company Financial Statements......................................  Section 3.5.
    Company Insurance Contracts.......................................  Section 3.18.
    Company Meeting...................................................  Section 3.20.
    Company Proprietary Rights........................................  Section 3.17.1.
    Company Plans.....................................................  Section 3.10.1.
    Constituent Corporations..........................................  Preamble
    Dispute Notice....................................................  Section 8.4.2.
    Dissenting Shares.................................................  Section 2.7.
    Effective Date....................................................  Section 2.1.
    Effective Time....................................................  Section 2.1.
    Employee List.....................................................  Section 3.11.2.
    Encumbrances......................................................  Section 3.14.1.
    Escrow Agent......................................................  Section 2.9.2.
    Escrow Agreement..................................................  Section 2.9.2.
    Escrow Fund.......................................................  Escrow Agreement
    Exchange Ratio....................................................  Section 2.3.2.
    Fully-Diluted Shares..............................................  Section 2.3.2.
    GAAP..............................................................  Preamble
    GCL...............................................................  Preamble
    Governmental Entity...............................................  Section 3.4.2.
    Holder's Agent....................................................  Section 2.8
    Indemnified Parties...............................................  Section 6.19.
    Liabilities.......................................................  Section 3.6.
    Merger............................................................  Preamble
    Merger Sub........................................................  Preamble
    Merger Sub Stock..................................................  Section 2.3.3.
    Negative Net Worth Limit..........................................  Section 2.3.2.
    Net Worth Calculation Date........................................  Section 2.3.2.
    Parent............................................................  Preamble
    Parent Affiliate Agreements.......................................  Section 6.6.
    Parent Agreements.................................................  Section 4.16.
    Parent Balance Sheet..............................................  Section 4.5.
    Parent Claims.....................................................  Section 8.2.
    Parent Insurance Contracts........................................  Section 4.18.
    Parent Meeting....................................................  Section 3.20.
    Parent Plans......................................................  Section 4.10.1.
    Parent Proprietary Rights.........................................  Section 4.17.1.
    Parent Reports....................................................  Section 4.5.
    Parent Share Amount...............................................  Section 2.3.2.
    Parent Stock......................................................  Section 2.3.1.
    Parent Stock Plans................................................  Section 4.2.3.
    Permits...........................................................  Section 3.7.
    Per-Share Consideration Amount....................................  Section 2.3.2
    Proxy Statement...................................................  Section 3.20.
    Registration Statement............................................  Section 4.20.
    Stockholder List..................................................  Section 2.9.1.
    Stockholders......................................................  Section 2.9.1.

                                   TERM                                    DEFINITION
    ------------------------------------------------------------------  -----------------
    Stockholder's Share Amount........................................  Section 2.9.2.
    Surviving Corporation.............................................  Section 2.1.
    Taxes.............................................................  Section 3.9.6.
    Third-Party Parent Claims.........................................  Section 8.4.3.
    Transmittal Letter................................................  Section 2.9.2.

     1.3. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

          Affiliate: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

          Cadmount:  Stichting Administraitiekantoor Cadmount.

          Cadmount Note: the Convertible Promissory Note dated May 1, 1995 of the Company in the principal amount of $1,600,000 payable to Cadmount.

          COBRA: the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA.

          Commercial Software: packaged commercial software programs generally available to the public through retail dealers in computer software or directly from the manufacturer which have been licensed to the Company (or, in the case of Section 4.17, to Parent) pursuant to End-User Licenses and which are used in the Company's business (or in Parent's business in the case of Section 4.17) but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's (or of Parent's in the case of Section 4.17) products and related trademarks, technology and know-how.

          Company Leases: each lease, sublease, license or other agreement under which the Company or any of its Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that (a) provides for future minimum payments of $50,000 or more (ignoring any right of cancellation or termination) or (b) the cancellation or termination of which would have a Company Material Adverse Effect.

          Company Material Adverse Effect: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of the Company and its Subsidiaries considered on a consolidated basis.

          Company Option Plans: the Company's 1988 and 1989 Incentive and Non-Statutory Stock Option Plans.

          control (including with correlative meaning, controlled by and under common control with): as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          End-User Licenses: any object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same.

          Environmental Claim: any notice alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release of any Material of Environmental Concern at any location, whether or not owned by that party or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          Environmental Laws: any and all statutes, regulations and ordinances relating to the protection of public health, safety or the environment.

          ERISA: the Employee Retirement Income Security Act of 1974, as amended.

          ERISA Affiliate: with respect to a party, any member (other than that party) of a controlled group of corporations, group of trades or businesses under common control or affiliated service group that includes that party (as defined for purposes of Section 414(b), (c) and (m) of the Code).

          Exchange Act:  the Securities Exchange Act of 1934, as amended.

          Formula Price Per Share: a number rounded to two decimal places equal to the average of the closing bid and asked prices of Parent Stock as quoted on the Nasdaq National Market on the twenty trade days immediately prior to the Effective Date.

          Materials of Environmental Concern: petroleum and its by-products and all substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

          Parent Leases: each lease, sublease, license or other agreement under which Parent or any of its Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that (a) provides for future minimum payments of $50,000 or more (ignoring any right of cancellation or termination) or (b) the cancellation or termination of which would have a Parent Material Adverse Effect.

          Parent Material Adverse Effect: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of Parent and its Subsidiaries considered on a consolidated basis, other than continuing losses from operations.

          Permitted Encumbrances: (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases, (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, (g) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, and (h) such imperfections or minor defects of title, easements, rights-of-way and other similar restrictions (if any) as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the properties or assets of the party subject thereto or affected thereby, and do not otherwise adversely affect or impair the business or operations of such party.

          Person: an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

          SEC: the Securities and Exchange Commission, or any Governmental Entity succeeding to its functions.

          Securities Act:  the Securities Act of 1933, as amended.

          Stock Options: options to purchase Company Common Stock outstanding under the Company Option Plans.

          Subsidiary: any corporation, association, or other business entity a majority (by number of votes on the election of directors or persons holding positions with similar responsibilities) of the shares of capital stock (or other voting interests) of which is owned by Parent, the Company or their respective Subsidiaries, as the case may be.

          Warrants:  the Warrants (First Set) and the Warrants (Second Set).

          Warrants (First Set): Warrants to purchase 115,000 shares of Company Common Stock dated July 12, 1991 to Painewebber R&D Partners III, L.P.; Warrants to purchase 625,000 shares of Company Common Stock dated July 12, 1991 granted to Painewebber R&D Partners II, L.P.; and Warrants to purchase 600,000 shares of Company Common Stock dated May 1, 1995 to Cadmount.

          Warrants (Second Set): Warrants to purchase 35,714 shares of Company Common Stock dated November 1995 to First Portland Corporation.

                                   ARTICLE 2

                                   THE MERGER

     2.1. PROCEDURE FOR THE MERGER. Merger Sub shall be merged, in accordance with section 251 of the GCL, with and into the Company, which shall be and is sometimes referred to herein to as the "Surviving Corporation". The Merger shall be effected by filing a certificate of merger, substantially in the form of Exhibit A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with section 251(c) of the GCL. The effective date of the Merger (the "Effective Date") shall be the date upon which the Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware and the effective time of the Merger (the "Effective Time") shall be the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     2.2. SURVIVING CORPORATION.

          2.2.1. CORPORATE EXISTENCE. The Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. The separate corporate existence of Merger Sub shall cease at the Effective Time.

          2.2.2. CERTIFICATE OF INCORPORATION AND BY-LAWS. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until the same shall be amended thereafter in accordance with the GCL and such certificate of incorporation, provided, however, that the first article of the certificate of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Cadre Technologies Inc." The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until the same shall be amended thereafter in accordance with the GCL, the certificate of incorporation of the Surviving Corporation and such by-laws.

          2.2.3. DIRECTORS. As of the Effective Time, Peter J. Boni shall be the sole director of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

          2.2.4. EFFECT OF THE MERGER. As of the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the GCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.3. CONVERSION OF STOCK.

          2.3.1. STOCK OF THE COMPANY. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) Company Common Stock held in the Company's treasury or by any of the Company's Subsidiaries and (ii) Dissenting Shares (as defined in and to the extent provided in Section 2.7(a)) will be canceled and extinguished and be converted automatically into the right to receive the number of shares of the Common Stock, $.01 par value per share, of Parent ("Parent Stock") equal to the Exchange Ratio, provided, however, that a portion of the shares of Parent Stock issuable pursuant to the Merger in respect of shares of Company Common Stock shall be delivered into escrow and held as specified in Section 2.9. Each share of Parent Stock issued pursuant to the Merger shall be validly issued, fully paid and nonassessable.

          2.3.2. DEFINITION OF EXCHANGE RATIO. As used herein, the following terms shall have the following meanings:

             Actual Negative Net Worth: the Company's consolidated negative net worth (exclusive of the Cadmount Note) on the Net Worth Calculation Date (rounded to the nearest thousand dollars) as determined in accordance with GAAP consistently applied.

             Aggregate Consideration Amount: an amount equal to the Parent Share Amount multiplied by 6 (subject to adjustment to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, or like change with respect to Parent Stock occurring after the date hereof and prior to the Effective Time).

             Aggregate Exercise Price: an amount equal to the aggregate exercise price of all Stock Options and Warrants (Second Set) outstanding immediately prior to the Effective Time payable to the Company upon exercise thereof.

             Exchange Ratio: a number rounded to four decimal places equal to a fraction, the numerator of which is the Parent Share Amount, and the denominator of which is (a) Fully-Diluted Shares minus (b) the Aggregate Exercise Price divided by the Per-Share Consideration Amount.

             Fully-Diluted Shares: the aggregate number of shares of Company Common Stock outstanding at the Effective Time or issuable at the Effective Time upon the exercise in full of Stock Options and Warrants (Second Set) outstanding at the Effective Time.

             Negative Net Worth Limit:  $5,611,000.

             Net Worth Calculation Date: the last day of the month immediately preceding the Effective Time.

             Parent Share Amount: 4,850,000, subject to adjustment as follows: in the event that Actual Negative Net Worth is greater than the Negative Net Worth Limit, then the Parent Share Amount shall be equal to the quotient obtained from the division of a fraction, the numerator of which is (a) 29,100,000 minus (b) the amount that Actual Negative Net Worth is greater than the Negative Net Worth Limit, and the denominator of which is 6. The Parent Share Amount shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, or like change with respect to Parent Stock occurring after the date hereof and prior to the Effective Time.

             Per-Share Consideration Amount: a number rounded to four decimal places equal to (a) the Aggregate Consideration Amount divided by (b) Fully-Diluted Shares.

          2.3.3. STOCK OF MERGER SUB. At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     2.4. STOCK OPTIONS. At the Effective Time, all Stock Options then outstanding shall become options to purchase Parent Stock in accordance with
Section 6.8.1 hereof.

     2.5. WARRANTS. At the Effective Time, all Warrants then outstanding shall become warrants to purchase Parent Stock in accordance with Section 6.9 hereof.

     2.6. FRACTIONAL SHARES. Only whole shares of Parent Stock will be issued by virtue of the Merger. Any holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Stock (after aggregating all fractional shares of Parent Stock to be received by such holder) shall have such fractional share interest rounded up to the nearest whole share.

     2.7. DISSENTING SHARES.

     (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the GCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Stock pursuant to Section 2.3.1, but the holder thereof shall only be entitled to such rights as are granted by the GCL.

     (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the GCL shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Stock, without interest thereon, upon surrender of the certificate representing such shares.

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the GCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the GCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle any such demands.

     2.8. HOLDER'S AGENT. James P. Lally shall, by virtue of the Merger and the resolutions to be adopted at the Company Meeting, be irrevocably appointed attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the Stockholders (with full power of substitution in the premises) in connection with the indemnity provisions of Article 8 as they relate to the Stockholders generally, the Escrow Agreement, the notice provisions of this Agreement and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby including, without limitation, to act as the representative of the Stockholders to review and authorize all set-offs, claims and other payments authorized or directed by the Escrow Agreement and dispute or question the accuracy thereof, to compromise on their behalf with Parent and its Subsidiaries any claims asserted thereunder and to authorize payments to be made with respect thereto and to take such further actions as are authorized in this Agreement (the above named representative, as well as any subsequent representative of the Stockholders appointed by him or after his death or incapacity elected by vote of holders of a majority of Company Common Stock outstanding immediately prior to the Effective Time being referred to herein as the "Holder's Agent"). The Holder's Agent shall not be liable to any Stockholder, Parent or its Subsidiaries and their respective Affiliates or any other person with respect to any action taken or omitted to be taken by the Holder's Agent under or in connection with this Agreement or the Escrow Agreement unless such action or omission results from or arises out of fraud, gross negligence, willful misconduct or bad faith or the part of the Holder's Agent. Each of Parent and Merger Sub and each of their respective Affiliates (including, after the Closing, the Company) shall be entitled to rely on such appointment and treat such Holder's Agent as the duly appointed attorney-in-fact of each Stockholder. Each Stockholder who votes in favor of the Merger pursuant to the terms hereof, by such vote, without any further action, and each Stockholder who receives shares of Parent Stock in connection with the Merger, by acceptance thereof and without any further action, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of the Parent and Merger Sub to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the Stockholders.

     2.9. ISSUANCE OF PARENT STOCK.

          2.9.1. STOCKHOLDER LIST. The Company shall prepare a list (the "Stockholder List") setting forth the names and addresses of all Persons who are the record holders of Company Common Stock immediately prior to the Effective Time (the "Stockholders"), which it shall deliver to Parent at the Closing.

          2.9.2. DELIVERY OF CERTIFICATES. At or promptly after the Effective Time, Parent shall cause its transfer agent to prepare two certificates for each Stockholder (other than Cadmount), each such certificate registered in the name of such Stockholder and together representing the total number of shares of Parent Stock issuable pursuant to the Merger in respect of shares of Company Common Stock held by such Stockholder (the "Stockholder's Share Amount"), as follows: (a) one certificate shall represent ten percent of such Stockholder's Share Amount (rounded up to the nearest whole number of shares of Parent Stock), and shall be delivered by Parent to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), as security for Parent Claims and (b) one certificate (the "Balance Certificate") shall represent the balance of such Stockholder's Share Amount after deducting therefrom the shares of Parent Stock being placed in escrow hereunder. At and after the Effective Time, each Stockholder (other than Cadmount) shall be entitled to receive such Stockholder's Balance Certificate upon delivery to Parent of a certificate or certificates representing the full number of shares of Company Common Stock held by such Stockholder immediately prior to the Effective Time, together with a properly completed transmittal letter, substantially in the form of Exhibit B attached hereto (a "Transmittal Letter"). The Escrow Agent shall hold and administer the shares of Parent Stock delivered to it hereunder in accordance with the terms of an escrow agreement dated as of the Effective Date among Parent, the Holder's Agent and the Escrow Agent (the "Escrow Agreement"), such Escrow Agreement to be substantially in the form of Exhibit C attached hereto.

          2.9.3. CADMOUNT. The parties hereto acknowledge that the shares of Company Common Stock registered in the name of Cadmount are held in escrow pursuant to a Share Purchase Agreement between Cadmount and the Company dated May 1, 1995 and an Escrow Agreement among the Company, Cadmount and Mees Peirson Trust B.V., as escrow agent (the "Cadmount Escrow Agent") dated May 1, 1995. At or promptly after the Effective Time, Parent shall cause its transfer agent to prepare one certificate registered in the name of Cadmount and representing the total number of shares of Parent Stock issuable pursuant to the Merger in respect of shares of Company Common Stock registered in Cadmount's name (the "Cadmount Certificate"). Upon Parent's receipt of a certificate or certificates representing the full number of shares of Company Common Stock registered in Cadmount's name immediately prior to the Effective Time, together with a properly completed Transmittal Letter, Parent shall deliver the Cadmount Certificate to the Cadmount Escrow Agent, and the shares of Parent Stock represented by the Cadmount Certificate shall remain in escrow subject to the terms of such Share Purchase Agreement and Escrow Agreement.

     2.10. CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Foley, Hoag & Eliot in Boston, Massachusetts on the Effective Date simultaneously with the Effective Time, or at such other time and place or on such other date as the parties hereto agree.

     2.11. TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Stockholder requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of issuance of a certificate for shares of Parent Stock in any name other than that of the registered holder of the certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     2.12. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368 of the Code and (b) qualify for accounting treatment as a pooling of interests under GAAP.

     2.13. ADDITIONAL ACTIONS. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm in the Surviving Corporation title to or ownership or possession of any property, right, privilege, power, franchise or other asset of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows:

     3.1. CORPORATE STATUS OF THE COMPANY. Except as set forth on Schedule 3.1 hereto, the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. The Company and its Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties owned or held under lease by each or the nature of the business transacted by each makes qualification necessary, except where failure to be so qualified would not have a Company Material Adverse Effect. All jurisdictions in which the Company and its Subsidiaries are qualified to do business are set forth on Schedule 3.1 hereto.

     3.2. CAPITAL STOCK.

          3.2.1. AUTHORIZED STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, of which 14,305,362 shares were issued and outstanding as of February 29, 1996. The outstanding shares of Company Common Stock are held of record and, to the knowledge of the Company, beneficially, by the Stockholders in the amounts set forth opposite their respective names as set forth on
     Schedule 3.2 hereto. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

          3.2.2. OPTIONS AND CONVERTIBLE SECURITIES OF THE COMPANY. Except as set forth on Schedule 3.2 or as set forth on the option schedule dated November 30, 1995 previously delivered by the Company to Parent, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. Since February 29, 1996, the Company has not issued, sold or otherwise disposed of any shares of its capital stock, other than pursuant to the Company Option Plans. Except as set forth on Schedule 3.2, there are no voting trusts or other agreements or understandings to which the Company or any Stockholder is a party with respect to the voting of the shares of Company Common Stock and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of Company Common Stock or other equity securities of the Company.

     3.3. SUBSIDIARIES. A list of the Company's Subsidiaries and their respective jurisdictions of incorporation is set forth on Schedule 3.3 hereto. Except as set forth on Schedule 3.3, immediately prior to the Closing, the Company will beneficially and of record own all of the outstanding securities of its Subsidiaries (except for directors qualifying shares, nominee shares and the like), free and clear of all liens, charges, pledges, security interests, encumbrances, and other restrictions and agreements with respect thereto. All of the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of any shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock, of any of the Company's Subsidiaries.

     3.4. AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

          3.4.1. AUTHORITY. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than the approval of the Merger by the vote of the holders of at least two-thirds of the Company Common Stock. This Agreement and the other agreements contemplated hereby to be signed by the Company have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          3.4.2. NO CONFLICT. Except as set forth on Schedule 3.4 hereto, neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will
     (a) conflict with or result in a violation of any provision of the charter documents or by-laws of the Company or its Subsidiaries, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority (each a "Governmental Entity") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect.

     3.5. FINANCIAL STATEMENTS. The Company has previously furnished Parent with an accurate and complete copy of the consolidated balance sheets of the Company as of December 31, 1995, 1994, 1993 and 1992 and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for the respective years then ended, as audited by Deloitte & Touche LLP, the Company's certified public accountants. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "Company Financial Statements" and the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1995 is referred to herein as the "Company Balance Sheet." Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents in all material respects the financial position of the Company and its Subsidiaries as of its date, and the other statements included in the Company Financial Statements (including any related notes) fairly present in all material respects the results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods therein set forth, in each case in accordance with GAAP consistently applied (except as otherwise stated therein).

     3.6. ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED
LIABILITIES. Except as set forth on Schedule 3.6 hereto, since the date of the Company Balance Sheet, (a) the Company has not suffered any Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Company Material Adverse Effect and (b) there have been no dividends or other distributions declared or paid in respect of, or any repurchase or redemption by the Company of, any of the shares of capital stock of the Company, or any commitment relating to any of the foregoing. Except as set forth on Schedule 3.6, the Company has no material liabilities or obligations, fixed, accrued, contingent or otherwise (collectively, "Liabilities"), that are not fully reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Company Financial Statements, except (i) Liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, none of which individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) Liabilities permitted or contemplated by this Agreement, and (iii) Liabilities expressly disclosed on the Schedules delivered hereunder.

     3.7. COMPLIANCE WITH APPLICABLE LAW, ARTICLES AND BY-LAWS. Each of the Company and its Subsidiaries has all requisite licenses, permits and certificates from all Governmental Entities (collectively, "Permits") necessary to conduct its business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated, except as set forth on
Schedule 3.7 hereto. All of the Company's and its Subsidiaries' Permits are in full force and effect. Each of the Company and its Subsidiaries is in compliance in all material respects with all the terms and conditions related to such Permits. There are no proceedings in progress, pending or, to the knowledge of the Company, threatened, which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of the Company and its Subsidiaries is not being conducted in violation of any applicable law, statute, ordinance, regulation, rule, judgment, decree, order, Permit, concession, grant or other authorization of any Governmental Entity, except for any violations that, in the aggregate, do not and could not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor its Subsidiaries is in default or violation of any provision of its charter documents or its by-laws.

     3.8. LITIGATION AND AUDITS. Except for any claim, action, suit or proceeding set forth on Schedule 3.8 or 3.9 hereto, (a) there is no investigation by any Governmental Entity with respect to the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries an intention to conduct the same; (b) there is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, that, if adversely determined, either singly or in the aggregate, would have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby; and (c) there are no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

     3.9. TAX MATTERS.

          3.9.1. FILING OF RETURNS. Except as set forth on Schedule 3.9 hereto, the Company and its Subsidiaries have prepared and filed on a timely basis with all appropriate governmental authorities all material returns in respect of Taxes that they are required to file on or prior to the Closing, and all such returns are correct and complete in all material respects.

          3.9.2. PAYMENT OF TAXES. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have paid in full all Taxes due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, the Company has made adequate provision in its books and records and financial statements for such payment.

          3.9.3. WITHHOLDING. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

          3.9.4. ASSESSMENTS. Except as set forth on Schedule 3.9, there are no assessments of the Company or its Subsidiaries with respect to Taxes that have been issued and are outstanding. Except as set forth on

     Schedule 3.9, no Governmental Entity has examined or audited the Company in respect of Taxes. Except as set forth on Schedule 3.9, neither the Company nor any of its Subsidiaries has received any indication in writing from any Governmental Entity that an assessment in respect of the Company or any of its Subsidiaries is proposed. Neither the Company nor any of its Subsidiaries has executed or filed any agreement extending the period of assessment or collection of any Taxes.

          3.9.5. ACCESS TO RETURNS. Parent has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by the Company and its Subsidiaries since January 1, 1990. Parent has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of the Company or its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company or its Subsidiaries.

          3.9.6. DEFINITION OF TAXES. As used herein, "Taxes" means all taxes, levies and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax including unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Entity (including federal, state, municipal and foreign Governmental Entities), and whether disputed or not.

     3.10. EMPLOYEE BENEFIT PLANS.

          3.10.1. LIST OF PLANS. Schedule 3.10 hereto contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs or agreements, and every material written personnel policy, relating to any persons employed by the Company or in which any person employed by the Company is eligible to participate and which is currently maintained or that was maintained at any time in the last five calendar years by the Company or any ERISA Affiliate (collectively, the "Company Plans"). The Company has made available to Parent complete copies, as of the date hereof, of all of the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. The Company has made available to Parent complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Plans that are in the possession of the Company as of the date hereof. The Company does not have any "defined benefit plans" as defined in Section 3(35) of ERISA.

          3.10.2. ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither the Company nor any ERISA Affiliate of the Company has ever maintained a Company Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No plan previously maintained by the Company or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Company Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company or its ERISA Affiliates. Except as set forth on Schedule 3.10, with respect to all the Company Plans, the Company and every ERISA Affiliate of the Company are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither the Company nor any ERISA Affiliate of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Plans, have engaged in or been a party to any "prohibited transaction" as defined in
     Section 4975 of the Code and Section 406 of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Plans or the trusts relating thereto or any party dealing with any of the Company Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Except as set forth on Schedule 3.10, neither the Company Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

          3.10.3. PLAN DETERMINATIONS. Each Company Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and, to the knowledge of the Company, nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Company Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the Closing under the Company Plan terms and applicable law have been made.

          3.10.4. FUNDING.  Except as set forth on Schedule 3.10:

             (a) all contributions, premiums or other payments due or required to be made to the Company Plans as of the date hereof have been made as of the date hereof or are properly reflected on the Company Balance Sheet;

             (b) there are no actions, liens, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan;

             (c) to the knowledge of the Company, no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of a partial termination (within the meaning of Section 411(d)(3) of the Code) of any Company Plan;

             (d) each Company Plan that is a "group health plan" (as defined in Section 607(1) of ERISA) has been operated at all times in substantial compliance with the provisions of COBRA and any applicable, similar state law; and

             (e) with respect to any Company Plan that is qualified under
        Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

     3.11. EMPLOYMENT-RELATED MATTERS.

          3.11.1. LABOR RELATIONS.  Except to the extent set forth on Schedule
     3.11 hereto: (a) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any of its Subsidiaries; (b) there is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or threatened against or otherwise affecting the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced the same since January 1, 1992; (c) neither the Company nor any of its Subsidiaries have closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future with respect to which the Company has any material liability; and (d) all salaries, wages, vacation pay, bonuses, commissions and other compensation payable by the Company or its Subsidiaries to the employees of the Company and its Subsidiaries before the date hereof have been paid in all material respects as of the date hereof.

          3.11.2. EMPLOYEE LIST. The Company has heretofore delivered to Parent a list (the "Employee List") dated as of January 18, 1996 containing the name of each employee of the Company and its Subsidiaries, and each such employee's position, starting employment date and annual salary. The Employee List is correct and complete as of the date of the Employee List. No third party has asserted any claim, or, to the knowledge of the Company, has any reasonable basis to assert any valid claim, against the Company or its Subsidiaries that either the continued employment by, or association with, the Company or its Subsidiaries of any of the present officers or employees of, or consultants to, the Company or its Subsidiaries contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information.

     3.12. ENVIRONMENTAL.

          3.12.1. ENVIRONMENTAL LAWS. Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in effect on the date hereof; (b) the Company and each of its Subsidiaries have not received any written communication that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof; (c) to the knowledge of the Company, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws; (d) all material Permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are in full force and effect, the Company and its Subsidiaries are in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company or its Subsidiaries for the conduct of its and their business on the date hereof; and (e) the management, handling, storage, transportation, treatment, and disposal by the Company and each of its Subsidiaries of all Materials of Environmental Concern has been in compliance with all applicable Environmental Laws.

          3.12.2. ENVIRONMENTAL CLAIMS. Except as set forth on Schedule 3.12 hereto and except for Environmental Claims which, individually or in the aggregate, would not have a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          3.12.3. NO BASIS FOR CLAIMS. Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present actions or activities by the Company or any of its Subsidiaries, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries may have retained or assumed either contractually or by operation of law.

     3.13. NO BROKER'S OR FINDER'S FEES. The Company has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement.

     3.14. ASSETS OTHER THAN REAL PROPERTY.

          3.14.1. TITLE. The Company or one of its Subsidiaries has good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any mortgage, pledge, lien, security interest, lease or other encumbrance (collectively, "Encumbrances"), except for (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practices, (b) liabilities, obligations and Encumbrances reflected in the Company Balance Sheet or otherwise in the Company Financial Statements, (c) Permitted Encumbrances, and (d) liabilities, obligations and Encumbrances set forth on Schedule 3.14 hereto.

          3.14.2. INVENTORY. Except as set forth on Schedule 3.14, the inventory reflected on the Company Balance Sheet contains no material amount of slow-moving or obsolete items that have not been reserved for. The values at which such inventories are carried on the Company Balance Sheet reflect the normal inventory valuation policies of the Company and are carried in accordance with GAAP, consistently applied.

          3.14.3. CONDITION. Except as set forth on Schedule 3.14, all receivables shown on the Company Balance Sheet and all receivables accrued by the Company since the date of the Company Balance Sheet, have been collected or are collectible in all material respects in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Company Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Company Balance Sheet. All material plant, equipment and personal property owned by the Company and its Subsidiaries and regularly used in its and their businesses is in good operating condition and repair, ordinary wear and tear excepted.

     3.15. REAL PROPERTY.

          3.15.1. COMPANY REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

          3.15.2. COMPANY LEASES. Schedule 3.15 hereto lists all of the Company Leases. Complete copies of the Company Leases, and all material amendments thereto (which are identified on Schedule 3.15), have been made available by the Company to Parent. The Company Leases grant leasehold estates free and clear of all Encumbrances granted by or caused by the actions of the Company. To the knowledge of the Company, the Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Company Lease, has committed a material breach or default under any Company Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that the Company or any of its Subsidiaries is likely to be in material breach or default thereunder. Schedule 3.15 correctly identifies each Company Lease the provisions of which would be materially and adversely affected by the transactions contemplated hereby and each Company Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company or any of its Subsidiaries. No Company Leases have an unexpired term which including any renewal or extensions of such term provided for in the Company Lease could exceed fifty years.

          3.15.3. CONDITION. All buildings, structures and fixtures, or parts thereof, used by the Company or any of its Subsidiaries in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Company Leases, to be insured by third parties.

     3.16. AGREEMENTS, CONTRACTS AND COMMITMENTS.

          3.16.1. COMPANY AGREEMENTS. Except as set forth on Schedule 3.16 hereto or any other Schedule hereto, neither the Company nor any of its Subsidiaries is a party to:

             (a) any bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

             (b) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors and consultants to the extent there remain at the date hereof obligations to be performed by the Company or any of its Subsidiaries);

             (c) any agreement for personal services or employment with a term of service or employment specified in the agreement or any agreement for personal services or employment in which the Company or any of its Subsidiaries has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

             (d) any agreement of guarantee or indemnification in an amount that is material to the Company and its Subsidiaries taken as a whole;

             (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to compete with any person in any geographic area or to engage in any line of business;

             (f) any lease other than the Company Leases under which the Company or any of its Subsidiaries is lessee that involves payments of $50,000 or more per annum or is material to the conduct of the business of the Company;

             (g) any joint venture or profit-sharing agreement (other than with employees);

             (h) except for trade indebtedness incurred in the ordinary course of business and equipment leases entered into in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any of its Subsidiaries or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that individually is in the amount of $50,000 or more;

             (i) any license agreement, either as licensor or licensee, involving payments (including past payments) of $50,000 or more, or any material distributor, dealer, reseller, franchise, manufacturer's representative, or sales agency or any other similar material contract or commitment;

             (j) any agreement granting exclusive rights to, or providing for the sale of, all or any portion of the Company Proprietary Rights;

             (k) any agreement or arrangement providing for the payment of any commission based on sales other than to employees of the Company or any of its Subsidiaries;

             (l) any agreement for the sale by the Company or its Subsidiaries of materials, products, services or supplies that involves future payments to the Company or its Subsidiaries of more than $50,000;

             (m) any agreement for the purchase by the Company or any of its Subsidiaries of any materials, equipment, services, or supplies, that either (i) involves a binding commitment by the Company or any of its Subsidiaries to make future payments in excess of $50,000 and cannot be terminated by it without penalty upon less than three months' notice or
        (ii) was not entered into in the ordinary course of business;

             (n) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the business of the Company and its Subsidiaries;

             (o) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company or any of its Subsidiaries that involves future payments by it of more than $50,000;

             (p) any agreement or commitment to which present or former directors, officers or Affiliates of the Company (or directors or officers of an Affiliate of the Company) are also parties;

             (q) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company or any of its Subsidiaries of more than $100,000, other than the Company Leases; or

             (r) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

          3.16.2. VALIDITY. Except as set forth on Schedule 3.16, to the knowledge of the Company, all contracts, leases, instruments, licenses and other agreements required to be set forth on Schedule 3.16 are valid and in full force and effect and the Company has not, nor, to the knowledge of the Company, has any other party thereto, breached any provision of, or defaulted under the terms of any such contract, lease, instrument, license or other agreement, except for any breaches or defaults that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or have been cured or waived. Schedule 3.16 identifies each contract and other document set forth on Schedule 3.16 or disclosed by the Company on another Schedule hereto that requires the consent of a third party in connection with the transactions contemplated hereby.

     3.17. INTELLECTUAL PROPERTY.

          3.17.1. RIGHT TO INTELLECTUAL PROPERTY.  Except as set forth on
     Schedule 3.17 hereto, the Company and its Subsidiaries own, or have perpetual, fully paid, worldwide rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are used in the business of the Company and its Subsidiaries as currently conducted (the "Company Proprietary Rights").

          3.17.2. NO CONFLICT. Set forth on Schedule 3.17 is a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as set forth on Schedule 3.17, none of the Company's or its Subsidiaries' currently marketed software products has been registered for copyright protection with the United States Copyright Office or any foreign offices nor has the Company or any of its Subsidiaries been requested to make any such registration. Set forth on
     Schedule 3.17 is a complete list of all material licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries or any other person is authorized to use any Company Proprietary Right (excluding End-User Licenses) or other trade secret material to the business of the Company and its Subsidiaries, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any of its Subsidiaries is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company or its Subsidiaries' rights under such license, sublicense or agreement. Except as disclosed in this Article 3, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its Subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth on Schedule 3.17, the Company or one of its Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any and all liens, claims and encumbrances), the Company Proprietary Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Proprietary Rights are being used. No claims with respect to the Company Proprietary Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds for any bona fide claims (a) to the effect that the manufacture, sale, licensing or use of any of the products of the Company and its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company and its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (b) against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or any of its Subsidiaries' business as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries, or (c) challenging the ownership by the Company or any of its Subsidiaries, validity or effectiveness of any of the Company Proprietary Rights. All material registered trademarks, service marks and copyrights held by the Company and its Subsidiaries are valid and subsisting. To the knowledge of the Company there is no material unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Proprietary Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or its Subsidiaries are restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company's products, packaging and documentation contain copyright notices sufficient to maintain copyright protection on the copyrighted portions of the Company Proprietary Rights.

          3.17.3. EMPLOYEE AGREEMENTS. Except as set forth on Schedule 3.17, each employee, officer and consultant of the Company and its Subsidiaries has executed a confidentiality agreement in substantially the form attached hereto as Schedule 3.17.3, providing the Company or one of its Subsidiaries with title and ownership to the Company Proprietary Rights developed or used by the Company and its Subsidiaries in their business. No employee, officer or consultant of the Company and its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company or any previous employer.

     3.18. INSURANCE CONTRACTS. Schedule 3.18 hereto lists all contracts of insurance and indemnity (not shown in any other Schedule to this Agreement) in force at the date hereof with respect to the Company and its Subsidiaries. Such contracts of insurance and indemnity and those shown in other Schedules to this Agreement (collectively, the "Company Insurance Contracts") insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company and its Subsidiaries' property, business and operations. All of the Company Insurance Contracts are in full force and effect, with no default thereunder by the Company or its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance Contracts will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the Company Insurance Contracts.

     3.19. BANKING RELATIONSHIPS. Schedule 3.19 hereto shows the names and locations of all banks and trust companies in which the Company or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

     3.20. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company and stockholders of Parent in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Meeting") and in connection with the meeting of Parent's stockholders to consider the issuance of shares of Parent Stock pursuant to the Merger (the "Parent Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Meeting or

Parent Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or Parent Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

     3.21. POOLING. To the knowledge of the Company, based on consultation with the Company's independent accountants, neither the Company nor any of its directors, officers or shareholders has taken any action that would prevent Parent from accounting for the Merger as a pooling of interests under GAAP.

                                   ARTICLE 4

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub, jointly and severally, represent and warrant to the Stockholders as follows:

     4.1. CORPORATE STATUS OF PARENT AND ITS SUBSIDIARIES. Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Parent and its Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties owned or held under lease by each or the nature of the business transacted by each makes qualification necessary, except where failure to be so qualified would not have a Parent Material Adverse Effect.

     4.2. CAPITAL STOCK.

          4.2.1. AUTHORIZED STOCK OF PARENT. The authorized capital stock of Parent consists of (a) 26,200,000 shares of Parent Stock, of which 12,474,686 shares are issued and outstanding as of February 29, 1996 and
     (b) 1,600,000 shares of Preferred Stock, $1.00 par value per share, of which no shares are issued and outstanding. All of the outstanding shares of Parent Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable. Each share of Parent Stock issued pursuant to the Merger shall be validly issued, fully paid and nonassessable.

          4.2.2. AUTHORIZED STOCK OF MERGER SUB. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Stock, of which 100 shares are issued and outstanding. All of the outstanding shares of Merger Sub Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

          4.2.3. CONVERTIBLE SECURITIES OF PARENT. There are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating Parent to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, other than (a) the transactions contemplated by this Agreement, (b) as disclosed in Schedule 4.2.3 hereto or (c) pursuant to the Parent's Amended and Restated 1986 Incentive and Nonqualified Stock Option Plan and Parent's 1992 Stock Purchase Plan (together, the "Parent Stock Plans"). Since February 9, 1996, Parent has not issued, sold or otherwise disposed of any shares of its capital stock, other than as described on Schedule 4.2.3 hereto and pursuant to the Parent Stock Plans. Except (a) for the transactions contemplated by this Agreement, (b) as set forth on Schedule 4.2.3 and (c) for options and rights granted pursuant to the

     Parent Stock Plans, neither Parent nor any Subsidiary is a party to or bound by any outstanding options, restrictions or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of capital stock or other equity securities of Parent or any Subsidiary. 2,006,524 shares of Parent Stock are subject to options outstanding as of March 11, 1996 under Parent's Amended and Restated 1986 Incentive and Nonqualified Stock Option Plan and 4,550,000 shares of Parent Stock are reserved for issuance under the Parent Stock Plans.

     4.3. SUBSIDIARIES. A list of Parent's Subsidiaries and their respective jurisdictions of incorporation is set forth on Schedule 4.3 hereto. Except as set forth on Schedule 4.3, immediately prior to the Closing, Parent will beneficially and of record own all of the outstanding securities of its Subsidiaries (except for directors qualifying shares, nominee shares and the like), free and clear of all liens, charges, pledges, security interests, encumbrances, and other restrictions and agreements with respect thereto. All of the outstanding shares of capital stock of Parent's Subsidiaries have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating Parent or any of its Subsidiaries to issue, sell or otherwise dispose of any shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock, of any of Parent's Subsidiaries.

     4.4. AUTHORITY FOR AGREEMENT; NONCONTRAVENTION.

          4.4.1. AUTHORITY OF PARENT. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and the stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than the approval of the issuance of the shares of Parent Stock pursuant to the Merger by the vote of the holders of a majority of Parent Stock. This Agreement and the other agreements contemplated hereby to be signed by Parent or Merger Sub have been duly executed and delivered by Parent and Merger Sub, as the case may be, and constitute valid and binding obligations of Parent and Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          4.4.2. NO CONFLICT. Except as set forth on Schedule 4.4.2 hereto, neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the performance by Parent or Merger Sub of its obligations hereunder, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of Parent or its Subsidiaries (including Merger Sub), or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, Permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Parent, Merger Sub or any of Parent's other Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a Form 8-K and Form 10-C with the SEC within fifteen days and ten days, respectively, after the Closing, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iv) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (v) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Parent Material Adverse Effect.

     4.5. SEC STATEMENTS, REPORTS AND DOCUMENTS. Parent has timely filed all required forms, reports, statements and documents with the SEC since January 1, 1993. Parent heretofore has delivered or made available to counsel for the Company true and complete copies of (a) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1994 and 1995, respectively, (b) its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1995 and December 31, 1995, respectively, (c) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1994,
(d) all other forms, reports, statements and documents filed or required to be filed by it with the SEC since June 30, 1994, and (e) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (the documents referred to in clauses (a), (b), (c), (d) and (e) being hereinafter referred to as the "Parent Reports"). As of their respective dates, the Parent Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent Reports were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the consolidated financial position, results of operations and changes in financial position of Parent and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to
(i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material. The consolidated balance sheet of Parent and its Subsidiaries as at December 31, 1995, including the notes thereto, is hereinafter referred to as the "Parent Balance Sheet." Parent has heretofore furnished or made available to the Company a correct and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     4.6. ABSENCE OF MATERIAL ADVERSE CHANGES AND UNDISCLOSED
LIABILITIES. Since the date of the Parent Balance Sheet, (a) Parent has not suffered any Parent Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Parent Material Adverse Effect and (b) there have been no dividends or other distributions declared or paid in respect of, or any repurchase or redemption by Parent or its Subsidiaries of, any of the shares of capital stock of Parent or its Subsidiaries, or any commitment related to the foregoing except as contemplated by this Agreement and the transactions contemplated hereby. Parent and its Subsidiaries, considered as a whole, have no material Liabilities that are not fully reflected or provided for on, or disclosed in the notes to, the Parent Balance Sheet or elsewhere in the Parent Reports, except (i) Liabilities incurred in the ordinary course of business since the date of the Parent Balance Sheet, none of which individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect, (ii) Liabilities permitted or contemplated by this Agreement, and (iii) Liabilities expressly disclosed on the Schedules delivered hereunder.

     4.7. COMPLIANCE WITH APPLICABLE LAW, CHARTER AND BY-LAWS. Each of Parent and its Subsidiaries has all requisite Permits from all Governmental Entities necessary to conduct its business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated, except as set forth on Schedule 4.7 hereto. All of Parent's and its Subsidiaries' Permits are in full force and effect. Each of Parent and its Subsidiaries is in compliance in all material respects with all the terms and conditions related to such Permits. There are no proceedings in progress, pending or, to the knowledge of Parent, threatened, which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of Parent and its Subsidiaries is not being conducted in violation of any applicable law, statute, ordinance, regulation, rule, judgment, decree, order, Permit, concession, grant or other authorization of any Governmental Entity (including the applicable provisions of the Securities Act and the Exchange Act), except for any violations that, in the aggregate, do not and could not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Neither Parent nor any of its Subsidiaries is in default or violation of any provision of its charter documents or its by-laws.

     4.8. LITIGATION AND AUDITS. Except for any claim, action, suit or proceeding disclosed in the Parent Reports or set forth on Schedule 4.8 hereto,
(a) there is no investigation by any Governmental Entity with respect to Parent or its Subsidiaries pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated to Parent or any of its Subsidiaries an intention to conduct the same; (b) there is no claim, action, suit, arbitration or proceeding pending or threatened against or involving Parent or any of its Subsidiaries, or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, that, if adversely determined, either singly or in the aggregate, would have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby; and (c) there are no judgments, decrees, injunctions or orders of any arbitrator or Governmental Entity outstanding against Parent or any of its Subsidiaries.

     4.9. TAX MATTERS.

          4.9.1. FILING OF RETURNS. Except as set forth on Schedule 4.9 hereto, Parent and its Subsidiaries have prepared and filed on a timely basis with all appropriate governmental authorities all returns and other documents in respect of Taxes that they are required to file on or prior to the Closing, and all such returns or other documents are correct and complete in all material respects.

          4.9.2. PAYMENT OF TAXES. Parent and its Subsidiaries have paid in full all Taxes accruing due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, Parent has made adequate provision in its books and records and financial statements for such payment.

          4.9.3. WITHHOLDING. Parent and its Subsidiaries have withheld from each payment made to any of their present or former employees, officers and directors all amounts required by law to be withheld and have, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

          4.9.4. ASSESSMENTS. There are no assessments of Parent or its Subsidiaries with respect to Taxes that have been issued and are outstanding. Except as set forth on Schedule 4.9, no Governmental Entity has examined or audited Parent or its Subsidiaries in respect of Taxes. Except as set forth on Schedule 4.9, neither Parent nor any of its Subsidiaries has received any indication in writing from any Governmental Entity that an assessment in respect of Parent or any of its Subsidiaries is proposed. Neither Parent nor any of its Subsidiaries have executed or filed any agreement extending the period of assessment or collection of any Taxes.

          4.9.5. ACCESS TO RETURNS. The Company has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by Parent and its Subsidiaries since January 1, 1992. The Company has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of Parent or its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by Parent or its Subsidiaries.

     4.10. EMPLOYEE BENEFIT PLANS; COMPLIANCE WITH ERISA.

          4.10.1. LIST OF PLANS. Schedule 4.10 hereto contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs, or agreements, and every material written personnel policy relating to any persons employed by Parent or in which any person employed by parent is eligible to participate and which is currently maintained or was maintained at any time in the last five calendar years by Parent or by any ERISA

     Affiliate (collectively, the "Parent Plans"). Parent has made available to the Company complete copies, as of the date hereof, of all of the Parent Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. Parent has made available to the Company complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Parent Plans that are in the possession of Parent as of the date hereof. Parent does not have any "defined benefit plans" as defined in Section 3(35) of ERISA.

          4.10.2. ERISA. Neither Parent nor any ERISA Affiliate has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither Parent nor any ERISA Affiliate has ever maintained a Parent Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No plan previously maintained by Parent or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Parent Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by Parent or its ERISA Affiliates. With respect to all the Parent Plans, Parent and every ERISA Affiliate are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither Parent nor any ERISA Affiliate, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Parent Plans, have engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and
     Section 406 of ERISA which could subject Parent or its affiliates, directors or employees or the Parent Plans or the trusts relating thereto or any party dealing with any of the Parent Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Except as set forth on Schedule 4.10, neither the Parent Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

          4.10.3. PLAN DETERMINATIONS. Each Parent Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to Parent; and, to the knowledge of Parent, nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Parent Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the Closing under the Parent Plan terms and applicable law have been made.

          4.10.4. FUNDING.  Except as set forth on Schedule 4.10:

             (a) all contributions, premiums or other payments due or required to be made to the Parent Plans as of the date hereof have been made as of the date hereof or are properly reflected on the Parent Balance Sheet;

             (b) there are no actions, liens, suits or claims pending or, to the knowledge of Parent, threatened (other than routine claims for benefits) with respect to any Parent Plan;

             (c) to the knowledge of Parent, no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of a partial termination (within the meaning of Section 411(d)(3) of the Code) of any Parent Plan;

             (d) each Parent Plan that is a "group health plan" (as defined in Section 607(1) of ERISA) has been operated at all times in substantial compliance with the provisions of COBRA and any applicable, similar state law; and

             (e) with respect to any Parent Plan that is qualified under Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent could be subject to any liability that is reasonably likely to have a Parent Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

     4.11. EMPLOYMENT-RELATED MATTERS. (a) Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Parent or any of its Subsidiaries; (b) there is no labor strike, dispute, slowdown, work stoppage, lockout or other labor controversy that is pending or threatened against or otherwise affecting Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has experienced the same since January 1, 1992; and (c) all salaries, wages, vacation pay, bonuses, commissions and other compensation payable by Parent or its Subsidiaries to the employees of Parent and its Subsidiaries before the date hereof have been paid in all material respects as of the date hereof.

     4.12. ENVIRONMENTAL.

          4.12.1. ENVIRONMENTAL LAWS. Except for matters which, individually or in the aggregate, would not have a Parent Material Adverse Effect, (a) Parent and each of its Subsidiaries is in compliance with all applicable Environmental Laws in effect on the date hereof; (b) Parent and each of its Subsidiaries have not received any written communication that alleges that Parent or any of its Subsidiaries is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof; (c) to the knowledge of Parent, there are no circumstances that may prevent or interfere with full compliance in the future with all applicable Environmental Laws; (d) all material Permits and other governmental authorizations currently held by Parent and each of its Subsidiaries pursuant to the Environmental Laws are in full force and effect, Parent and its Subsidiaries are in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by Parent or its Subsidiaries for the conduct of its and their business on the date hereof; and (e) the management, handling, storage, transportation, treatment, and disposal by Parent and each of its Subsidiaries of all Materials of Environmental Concern has been in compliance with all applicable Environmental Laws.

          4.12.2. ENVIRONMENTAL CLAIMS. Except for Environmental Claims which, individually or in the aggregate, would not have a Parent Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Parent, threatened against or involving Parent or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          4.12.3. NO BASIS FOR CLAIMS. Except for matters which, individually or in the aggregate, would not have a Parent Material Adverse Effect, to the knowledge of Parent, there are no past or present actions or activities of Parent or any of its Subsidiaries, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against Parent or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its Subsidiaries may have retained or assumed either contractually or by operation of law.

     4.13. NO BROKER'S OR FINDER'S FEES. Except as set forth on Schedule 4.13 hereto, Parent has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement.

     4.14. ASSETS OTHER THAN REAL PROPERTY.

          4.14.1. TITLE. Parent or one of its Subsidiaries has good and marketable title to all of the tangible assets shown on the Parent Balance Sheet, in each case, free and clear of any Encumbrances, except for (a) assets disposed of since the date of the Parent Balance Sheet in the ordinary course of business and in a manner consistent with past practices,
     (b) liabilities, obligations and Encumbrances reflected in the Parent Balance Sheet or otherwise in the Parent Financial Statements, (c) Permitted Encumbrances, and (d) liabilities, obligations and Encumbrances set forth on Schedule 4.14 hereto.

          4.14.2. INVENTORY. The inventory reflected on the Parent Balance Sheet contains no material amount of slow-moving or obsolete items that have not been reserved for. The values at which such inventories are carried on the Parent Balance Sheet reflect the normal inventory valuation policies of Parent and are carried in accordance with GAAP, consistently applied.

          4.14.3. CONDITION. All receivables shown on the Parent Balance Sheet and all receivables accrued by Parent since the date of the Parent Balance Sheet, have been collected or are collectible in all material respects in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Parent Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Parent Balance Sheet. All material plant, equipment and personal property owned by Parent and its Subsidiaries and regularly used in its and their businesses is in good operating condition and repair, ordinary wear and tear excepted.

     4.15. REAL PROPERTY.

          4.15.1. PARENT REAL PROPERTY. Neither Parent nor any of its Subsidiaries owns any real property.

          4.15.2. PARENT LEASES. Schedule 4.15 lists all of the Parent Leases. Complete copies of the Parent Leases, and all material amendments thereto (which are identified on Schedule 4.15), have been made available by Parent to the Company. The Parent Leases grant leasehold estates free and clear of all Encumbrances granted by or caused by the actions of Parent or its Subsidiaries. To the knowledge of Parent, the Parent Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Except as set forth on Schedule 4.15, neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any other party to a Parent Lease, has committed a material breach or default under any Parent Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that Parent or any of its Subsidiaries is likely to be in material breach or default thereunder. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Parent Leases remains to be paid for or to be performed by Parent or any of its Subsidiaries. No Parent Leases have an unexpired term which including any renewal or extensions of such term provided for in the Parent Lease could exceed fifty years.

          4.15.3. CONDITION. All buildings, structures and fixtures, or parts thereof, used by Parent or any of its Subsidiaries in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Parent Leases, to be insured by third parties.

     4.16. AGREEMENTS, CONTRACTS AND COMMITMENTS. All contracts, leases, instruments, licenses and other agreements required to be filed as an exhibit to the Parent Reports or disclosed by Parent on a Schedule hereto (collectively, "Parent Agreements") are valid and in full force and effect and neither Parent nor any of its Subsidiaries has, nor has any other party thereto, breached any provision of, or defaulted under the terms of, nor, to the knowledge of Parent, are there any facts or circumstances that would reasonably indicate that Parent or any of its Subsidiaries is likely to be in breach or default under any such contract, lease, instrument, license or agreement, except for any breaches or defaults that, in the aggregate, do not have and could not reasonably be expected to have a Parent Material Adverse Effect.

     4.17. INTELLECTUAL PROPERTY.

          4.17.1. RIGHT TO INTELLECTUAL PROPERTY.  Except as set forth on
     Schedule 4.17.1 hereto, Parent and its Subsidiaries own, or have perpetual, fully paid, worldwide rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are used in and are material to the business of Parent and its Subsidiaries as currently conducted (the "Parent Proprietary Rights").

          4.17.2. NO CONFLICT. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, will neither cause Parent nor any of its Subsidiaries to be in violation or default under any material license, sublicense or agreement to which Parent or any of its Subsidiaries is a party and pursuant to which Parent or any of its Subsidiaries or any other person is authorized to use any Parent Proprietary Right (excluding End-User Licenses) or other trade secret material to the business of Parent and its Subsidiaries, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. No claims with respect to the Parent Proprietary Rights have been asserted or, to the knowledge of Parent, are threatened by any person nor are there any valid grounds for any bona fide claims (a) to the effect that the manufacture, sale, licensing or use of any of the products of Parent and its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by Parent and its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (b) against the use by Parent or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Parent's or any of its Subsidiaries' business as currently conducted or as proposed to be conducted by Parent or any of its Subsidiaries, or (c) challenging the ownership by Parent or any of its Subsidiaries, validity or effectiveness of any of the Parent Proprietary Rights. To the knowledge of Parent there is no material unauthorized use, infringement or misappropriation of any of the Parent Proprietary Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries. No Parent Proprietary Right or product of Parent or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has entered into any agreement (other than exclusive distribution or third party reseller agreements) under which Parent or its Subsidiaries are restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     4.18. INSURANCE CONTRACTS. Schedule 4.18 hereto lists all contracts of insurance and indemnity (not shown in any other Schedule to this Agreement) in force at the date hereof with respect to Parent and its Subsidiaries. Such contracts of insurance and indemnity and those shown in other Schedules to this Agreement (collectively, the "Parent Insurance Contracts") insure against such risks, and are in such amounts, as appropriate and reasonable considering Parent and its Subsidiaries' property, business and operations. All of the Parent Insurance Contracts are in full force and effect, with no default thereunder by Parent or its Subsidiaries which could permit the insurer to deny payment of claims thereunder. Parent has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Parent Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Parent has not received or given a notice of cancellation with respect to any of the Parent Insurance Contracts.

     4.19. POOLING. To the knowledge of Parent, based on consultation with Parent's independent accountants, neither Parent nor any of its directors, officers or shareholders has taken any action that would prevent Parent from accounting for the Merger as a pooling of interests under GAAP.

     4.20. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. Subject to the accuracy of the representations of the Company made in Section 3.20, the registration statement on Form S-4 (including any amendments or supplements thereto, the "Registration Statement"), pursuant to which the shares of Parent

Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information in the Proxy Statement to be sent to the stockholders of the Company and stockholders of Parent in connection with the Company Meeting and the Parent Meeting shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Meeting or Parent Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or Parent Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub shall promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

                                   ARTICLE 5
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1. CONDUCT OF BUSINESS OF THE COMPANY.  Except as set forth on Schedule
5.1 hereto, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company and each of its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business relationships with it, to the end that the Company's and each of its Subsidiaries' goodwill and ongoing business be unimpaired at the Effective Time, and (ii) promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company and each of its Subsidiaries which will have or could reasonably be expected to have a Company Material Adverse Effect. In addition, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company and each of its Subsidiaries shall not, except to the extent that Parent shall otherwise consent in writing:

          (a) amend its charter documents or by-laws;

          (b) declare or pay any dividends or distributions on the Company's outstanding shares of capital stock nor purchase, redeem or otherwise acquire for consideration any shares of the Company's capital stock or other securities except in accordance with agreements existing as of the date hereof or as permitted under the Company Option Plans;

          (c) issue or sell any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, or issue, grant, or sell any options, stock appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating it to issue or sell any shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, other than the issuance of shares of Company Common Stock pursuant to the conversion, exercise or exchange of securities therefor outstanding as of the date hereof in accordance with their terms;

          (d) borrow or agree to borrow any funds or voluntarily incur, or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or Liability, except (i) obligations incurred in the ordinary course of business consistent with past practices and (ii) obligations under the Company's line of credit with Silicon Valley Bank (and its line of credit, if any, with any other lender reasonably acceptable to Parent) (A) not to exceed $5.5 million in the aggregate outstanding at any time from the date hereof through the day immediately preceding the Net Worth Calculation Date and (B) not to exceed $5.0 million in the aggregate outstanding at any time from the Net Worth Calculation Date through the Effective Time;

          (e) pay, discharge or satisfy any claim, obligation or Liability in excess of $50,000 (in any one case) or $100,000 (in the aggregate), other than the payment, discharge or satisfaction in the ordinary course of business of obligations reflected on or reserved against in the Company Balance Sheet, or incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices or in connection with this transaction;

          (f) except as required by applicable law, adopt or amend in any material respect, any agreement or plan (including severance arrangements) for the benefit of its employees;

          (g) sell, mortgage, pledge or otherwise encumber or dispose of any of its assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practices and except with respect to securing its obligations to Silicon Valley Bank (and another lender reasonably acceptable to Parent) and Parent;

          (h) acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practices;

          (i) subject to Section 5.1(o), increase the following amounts payable or to become payable: (i) the salary of any of its directors or officers, other than increases in the ordinary course of business consistent with past practices and not exceeding, in any case, ten percent (10%) of the director's or officer's salary on the date hereof, (ii) any other compensation of its directors or officers, including any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of those persons, other than increases that are provided in the ordinary course of business consistent with past practices to broad categories of employees and do not discriminate in favor of the aforementioned persons, and (iii) the compensation of any of its other employees, consultants or agents except in the ordinary course of business consistent with past practices;

          (j) dispose of, permit to lapse, or otherwise fail to preserve the rights of the Company or any of its Subsidiaries to use the Company Proprietary Rights or enter into any settlement regarding the breach or infringement of, any Company Proprietary Rights, or modify any existing rights with respect thereto, other than in the ordinary course of business consistent with past practices, and other than any such disposal, lapse, failure, settlement or modification that does not have and could not reasonably be expected to have a Company Material Adverse Effect;

          (k) sell, or grant any right to exclusive use of, all or any part of the Company Proprietary Rights;

          (l) enter into any contract or commitment or take any other action that is not in the ordinary course of its business or could reasonably be expected to have an adverse impact on the transactions contemplated hereunder or that would have or could reasonably be expected to have a Company Material Adverse Effect;

          (m) amend in any material respect any agreement to which the Company or any of its Subsidiaries is a party the amendment of which will have or could reasonably be expected to have a Company Material Adverse Effect;

          (n) waive, release, transfer or permit to lapse any claims or rights
     (i) that has a value, or involves payment or receipt by it, of more than $50,000 or (ii) the waiver, release, transfer or lapse of which would have or could reasonably be expected to have a Company Material Adverse Effect;

          (o) intentionally take any action, including the acceleration of vesting of any options or other rights to acquire shares of the capital stock of the Company, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests under GAAP;

          (p) take any action that would materially decrease the Company's net worth, provided, however, that payments by the Company of reasonable legal and accounting fees related to the Merger shall not be deemed to be a breach of this Section 5.1(p);

          (q) make any change in any method of accounting or accounting practice other than changes required to be made in order that the Company's financial statements comply with GAAP; or

          (r) agree, whether in writing or otherwise, to take any action described in this Section 5.1.

     5.2. CONDUCT OF BUSINESS OF PARENT. Between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, Parent and each of its Subsidiaries shall, except to the extent that the Company shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use all reasonable efforts consistent with past practices and policies to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business relationships with it, to the end that Parent's and each of its Subsidiaries' goodwill and ongoing business be unimpaired at the Effective Time, and (ii) promptly notify the Company of any event or occurrence not in the ordinary course of business of Parent and each of its Subsidiaries which will have or could reasonably be expected to have a Parent Material Adverse Effect. In addition, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, Parent and each of its Subsidiaries shall not, except to the extent that the Company shall otherwise consent in writing:

          (a) amend the charter documents or by-laws of Parent or Merger Sub;

          (b) declare or pay any dividends or distributions on Parent's outstanding shares of capital stock nor purchase, redeem or otherwise acquire for consideration any shares of Parent's capital stock or other securities except in accordance with agreements existing as of the date hereof or as permitted under the Parent Stock Plans;

          (c) issue or sell any shares of Parent's capital stock, effect any stock split or otherwise change Parent's capitalization as it exists on the date hereof, or issue, grant, or sell any options, stock appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating Parent to issue or sell any shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, other than (i) the issuance of shares of Parent Stock pursuant to the conversion, exercise or exchange of securities therefor outstanding as of the date hereof in accordance with their terms and (ii) options to purchase shares of Parent Stock to be granted consistent with past practice;

          (d) sell, mortgage, pledge or otherwise encumber or dispose of any of its assets which are material, individually or in the aggregate, to the business of Parent and its Subsidiaries, except in the ordinary course of business consistent with past practices;

          (e) dispose of, permit to lapse, or otherwise fail to preserve the rights of Parent and its Subsidiaries to use the Parent Proprietary Rights or enter into any settlement regarding the breach or infringement of, any Parent Proprietary Rights, or modify any existing rights with respect thereto, other than in the ordinary course of business consistent with past practices, and other than any such disposal, lapse, failure, settlement or modification that does not have and could not reasonably be expected to have a Parent Material Adverse Effect;

          (f) enter into any contract or commitment or take any other action that is not in the ordinary course of its business or could reasonably be expected to have an adverse impact on the transactions contemplated hereunder or that would have or could reasonably be expected to have a Parent Material Adverse Effect, other than guaranteeing payment of indebtedness of the Company;

          (g) amend in any material respect any agreement to which Parent or any of its Subsidiaries is a party the amendment of which will have or could reasonably be expected to have a Parent Material Adverse Effect;

          (h) waive, release, transfer or permit to lapse any claims or rights
     (i) that has a value, or involves payment or receipt by it, of more than $100,000 or (ii) the waiver, release, transfer or lapse of which would have or could reasonably be expected to have a Parent Material Adverse Effect;

          (i) intentionally take any action, including the acceleration of vesting of any options or other rights to acquire shares of the capital stock of Parent, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests under GAAP; or

          (j) agree, whether in writing or otherwise, to take any action described in this Section 5.2.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS

     6.1. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to have the Registration Statement declared effective as soon thereafter as practicable; provided, however, that Parent shall have no obligation to agree to account for the Merger as a "purchase" in order to cause the Registration Statement to become effective. The Proxy Statement shall include the recommendations of (i) the Board of Directors of the Company in favor of the Merger which shall not be withdrawn, modified or withheld except in compliance with the fiduciary duties of the Company's Board under applicable law and (ii) the Board of Directors of Parent in favor of the Merger which shall not be withdrawn, modified or withheld except in compliance with the fiduciary duties of Parent's Board under applicable law.

     6.2. MEETING OF STOCKHOLDERS. Promptly after the Registration Statement is declared effective by the SEC, the Company shall take all action necessary in accordance with the GCL and its certificate of incorporation and by-laws to convene the Company Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. The Company shall consult with Parent and use all reasonable efforts to hold the Company Meeting on the same day as the Parent Meeting. Promptly after the Registration Statement is declared effective by the SEC, Parent shall take all action necessary in accordance with the Massachusetts Business Corporation Law and its articles of organization and by-laws to convene the Parent Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the issuance of shares of Parent Stock to the Stockholders in the Merger as contemplated hereby. Parent shall consult with the Company and use all reasonable efforts to hold the Parent Meeting on the same day as the Company Meeting.

     6.3. EXCLUSIVITY. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article 9 hereof, the Company and its Subsidiaries will not, directly or indirectly, through their respective affiliates, agents, officers and directors,
(a) solicit, initiate, participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to any person, entity or group concerning, any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving the Company or any of its Subsidiaries or (b) effect, or enter into any agreement to effect, any such transaction. The Company will promptly communicate to Parent the terms of any proposal or offer or request for information which it or any of its Subsidiaries may receive in respect of any such proposed transaction.

     6.4. EXPENSES. Each party hereto shall be responsible for its own costs and expenses in connection with the Merger, including fees and disbursements of consultants, investment bankers and other financial advisors, brokers and finders, counsel and accountants.

     6.5. POOLING ACCOUNTING. Parent and the Company shall each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests under GAAP. Each of Parent and the Company shall use its best efforts to cause its Affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests under GAAP.

     6.6. AFFILIATE AGREEMENTS. Set forth on Schedule 6.6 is a list of those persons who are, in Parent's or the Company's reasonable judgment, as the case may be, Affiliates of Parent or the Company, as the case may be. Each of Parent and the Company shall provide the other such information and documents as the other shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit D (each a "Company Affiliate Agreement", collectively, the "Company Affiliate Agreements"). Parent shall use its best efforts to deliver or cause to be delivered to the Company prior to the Closing from each of the Affiliates of Parent, an executed Affiliate Agreement in the form attached hereto as Exhibit E (each a "Parent Affiliate Agreement", collectively, the "Parent Affiliate Agreements"). Parent shall be entitled to place appropriate legends on the certificates evidencing any shares of Parent Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Stock, consistent with the terms of the Company Affiliate Agreements.

     6.7. BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of shares of Parent Stock pursuant hereto and the transactions contemplated hereby except that it will not be required to execute a general consent to service of process in jurisdictions where it has not already done so. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Stock pursuant hereto.

     6.8. STOCK OPTIONS.

          6.8.1. EXERCISABLE FOR PARENT STOCK. Parent agrees that, at the Effective Time, each outstanding Stock Option, whether vested or unvested, will become an option exercisable into Parent Stock. Each such Stock Option shall continue to have, and be subject to, the same terms and conditions set forth in the option agreement for such Stock Option and the Company Option Plan, except that (a) such Stock Option shall be exercisable (when vested) for that number of whole shares of Parent Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Stock, and (b) the per share exercise price for shares of Parent Stock issuable upon exercise of such Stock Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent or the Surviving Corporation shall issue to each holder of an outstanding Stock Option a document evidencing the foregoing. Parent intends that the assumption and substitution of Stock Options that constitute "incentive stock options," as defined in Section 422(b) of the Code, will not constitute a modification of such options, as defined in Section 424 of the Code.

          6.8.2. FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Stock issuable with respect to Stock Options no later than sixty days after the Closing Date, and Parent shall use its best efforts to cause such registration statement to become effective then and remain effective for as long as the Stock Options are outstanding.

     6.9. WARRANTS. Parent agrees that, at the Effective Time, each outstanding Warrant will become a warrant exercisable for Parent Stock. Each such Warrant shall continue to have, and be subject to, the same terms and conditions set forth in the agreement for such Warrant, except that (a) such Warrant shall be exercisable (when vested) for that number of whole shares of Parent Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Stock, and (b) the per share exercise price for shares of Parent Stock issuable upon exercise of such Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Warrant was exercisable immediately prior to the Effective Time (after giving effect to any adjustment to such exercise price required by such Warrant as a result of the Merger) by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent or the Surviving Corporation shall issue to each holder of an outstanding Warrant a document evidencing the foregoing.

     6.10. BOARD REPRESENTATION. As of the date hereof, Parent's Board of Directors has five members and two vacancies. The Board of Directors of Parent shall take appropriate action so that, effective upon the Effective Time, (a) one vacancy shall be filled by William Goddard and (b) the other vacancy shall be filled by a person selected by Parent and the Holder's Agent, provided, however, if Parent and the Holder's Agent are unable to agree on a person to fill such vacancy, then the vacancy shall remain unfilled until the stockholders of Parent elect a person to fill such vacancy.

     6.11. TAX-FREE REORGANIZATION. Parent and the Company shall each use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

     6.12. ACCESS AND INFORMATION. The Company and Parent shall afford to the other and to its officers, employees, accountants, counsel and other authorized representatives full and complete access, upon 24 hours advance telephone notice, during regular business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, to its offices, properties, books and records and those of its Subsidiaries, and shall use reasonable efforts to cause its representatives and independent public accountants to furnish to the other party such additional financial and operating data and other information as to its business, customers, vendors and properties and those of its Subsidiaries as the other party may from time to time reasonably request.

     6.13. PUBLIC DISCLOSURE. Except as otherwise required by law, any press release or other public disclosure of information regarding the proposed transaction (including the negotiations with respect to the Merger and the terms and existence of this Agreement) shall be developed by Parent, subject to the Company's review. The Company and Parent agree that each party's non-disclosure obligations contained in the Nondisclosure Agreement dated October 11, 1995 signed by the Company and Parent shall remain in full force and effect in accordance with the terms of such Agreement.

     6.14. NO SOLICITATION OF EMPLOYEES. Parent and the Company agree that between the date of this Agreement and the Effective Time or the date one year after the date, if any, on which this Agreement is earlier terminated pursuant to its terms, neither party shall solicit, induce or recruit any of the other party's employees to leave their employment.

     6.15. ESCROW AGREEMENT. At the Closing, Parent and the Holder's Agent shall enter into the Escrow Agreement with the Escrow Agent.

     6.16. COMPANY CLOSING CERTIFICATE. At or prior to the Closing, the Company shall deliver to Parent a certificate signed on behalf of the Company by the President and Chief Financial Officer of the Company (the "Company Closing Certificate"), which shall set forth the Actual Negative Net Worth.

     6.17. CADMOUNT ACKNOWLEDGMENT. At or prior to the Closing, Cadmount shall execute an acknowledgment (the "Cadmount Acknowledgment"), such acknowledgment to be substantially in the form of Exhibit F attached hereto.

     6.18. OBTAINING LICENSE AGREEMENTS. The Company acknowledges that, from time to time, certain of its customers have obtained software and other Company Proprietary Rights from the Company and its

Subsidiaries without entering into or becoming subject to written license agreements. Between the date of this Agreement and the Closing, the Company shall use all commercially reasonable efforts to identify those customers, and to obtain from such customers, where possible when such customers order additional products or services from the Company or renew maintenance with the Company, signed license agreements in a form substantially similar to the standard license agreements the Company now uses to license its software and other Company Proprietary Rights.

     6.19. DIRECTORS AND OFFICERS INDEMNIFICATION. From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (the "Indemnified Parties") to the same extent that such Indemnified Parties are currently indemnified by the Company pursuant to the Company's Certificate of Incorporation and By-Laws for acts or omissions in their capacities as officers or directors of the Company occurring on or prior to the Effective Time.

     6.20. NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Stock issuable in connection with the Merger, upon official notice of issuance.

     6.21. 401(K) MATCHING CONTRIBUTION POLICY. The Company shall eliminate, effective at or before the Effective Time and in a manner reasonably satisfactory to Parent, any requirement or policy that the Company provide matching contributions to participants in its 401(k) plan.

     6.22. NO INCREASE IN DEBT. From the Net Worth Calculation Date through the Effective Time, the Company shall not increase its aggregate obligations under the Company's line of credit with Silicon Valley Bank (and its line of credit, if any, with any other bank reasonably acceptable to Parent) above the aggregate amount of such obligations as of the Net Worth Calculation Date.

     6.23. REASONABLE EFFORTS. Subject to terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company and Parent each will use all reasonable efforts to obtain all approvals, authorizations, consents and waivers from, and give all notices to, any public or private third parties that are necessary on its part in order to effect the transactions contemplated hereby.

                                   ARTICLE 7

                              CONDITIONS PRECEDENT

     7.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of the parties hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          7.1.1. STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote under applicable law of the stockholders of the Company. The issuance of the shares of Parent Stock pursuant to the Merger shall have been approved by the stockholders of Parent by the vote required by Section 6(i) of Part III of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc.

          7.1.2. REGISTRATION STATEMENT EFFECTIVE. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

          7.1.3. NO INJUNCTION. No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of the Merger or the other transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the Merger or any of the other transactions contemplated hereby.

          7.1.4. ILLEGALITY. There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any state or federal government agency that would prohibit or materially restrict the consummation of the Merger or the other transactions contemplated hereby.

          7.1.5. ESCROW AGREEMENT. Parent, the Holder's Agent and the Escrow Agent shall have entered into the Escrow Agreement as contemplated by
     Section 6.15 hereof.

          7.1.6. OPINION OF ACCOUNTANTS. Parent shall have received a letter from Coopers & Lybrand L.L.P. regarding that firm's concurrence with the conclusions of Parent's management as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          7.1.7. TAX OPINIONS. Parent shall have received a written opinion from its counsel, Foley, Hoag & Eliot in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The Company and the Stockholders shall have received a written opinion from the Company's counsel, Testa, Hurwitz & Thibeault, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by the Stockholders solely upon their receipt of Parent Stock in the Merger in exchange for Company Common Stock. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          7.1.8. FORMULA PRICE PER SHARE. The Formula Price Per Share shall not be less than $3.28 (appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, or like change with respect to Parent Stock occurring after the date hereof and prior to the Effective Time).

     7.2. CONDITIONS PRECEDENT TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          7.2.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Company Material Adverse Effect; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed on behalf of the Company by the President and Chief Financial Officer of the Company.

          7.2.2. AGREEMENTS AND COVENANTS. The Company shall have performed in all material respects all of its agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed on behalf of the Company by the President and Chief Financial Officer of the Company.

          7.2.3. LEGAL OPINION. Parent and Merger Sub shall have received an opinion from Testa, Hurwitz & Thibeault, counsel to the Company, in substantially the form attached hereto as Exhibit G hereto.

          7.2.4. CLOSING DOCUMENTS. The Company and the Holder's Agent shall have delivered to Parent and Merger Sub such closing documents as Parent shall reasonably request (other than additional opinions of counsel).

          7.2.5. AFFILIATE AGREEMENTS. Each of the parties identified by the Company pursuant to Section 6.6 hereof as being an Affiliate of the Company shall have delivered to Parent an executed Company Affiliate Agreement which shall be in full force and effect.

          7.2.6. THIRD PARTY CONSENTS. All third party consents or approvals listed in Schedule 7.2.6 hereto shall have been obtained by the Company and shall be effective and shall not have been suspended, revoked, or stayed by action of any such third party.

          7.2.7. MATERIAL ADVERSE EFFECT. Since the date of this Agreement, the Company shall not have suffered a Company Material Adverse Effect.

          7.2.8. COMPANY CLOSING CERTIFICATE. The Company shall have delivered the Company Closing Certificate to Parent.

          7.2.9. CADMOUNT NOTE. The Cadmount Note shall have been converted into Company Common Stock and there shall be no amounts due under the Cadmount Note.

          7.2.10. CADMOUNT ACKNOWLEDGMENT The Company and Cadmount shall have entered into the Cadmount Acknowledgment as contemplated by Section 6.17 hereof.

          7.2.11. FAIRNESS OPINION. Parent shall have received at the time of the mailing by Parent of the Proxy Statement to its stockholders an update from Stratagem of Stratagem's written opinion dated February 16, 1996 that the Merger is fair to Parent's stockholders from a financial point of view.

          7.2.12. VOTING AGREEMENT. The Amended and Restated Voting Agreement dated May 1, 1995 between the Company and Cadmount shall have been terminated.

          7.2.13. STOCKHOLDER LIST. The Company shall have delivered to Parent the Stockholder List.

          7.2.14. ELIMINATION OF MATCHING CONTRIBUTION TO 401(K) PLAN. The Company shall have eliminated any requirement or policy to provide matching contributions for its 401(k) plan as contemplated by Section 6.21 hereof.

     7.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          7.3.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Parent Material Adverse Effect; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed on behalf of Parent by the President and Chief Financial Officer of Parent.

          7.3.2. AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed in all material respects all of their agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed on behalf of Parent by the President and Chief Financial Officer of Parent.

          7.3.3. LEGAL OPINION. The Company shall have received an opinion from Foley, Hoag & Eliot, counsel to Parent, in substantially the form attached hereto as Exhibit H hereto.

          7.3.4. CLOSING DOCUMENTS. Parent and Merger Sub shall have delivered to the Company such closing documents as the Company shall reasonably request (other than additional opinions of counsel).

          7.3.5. AFFILIATE AGREEMENTS. Each of the parties identified by Parent pursuant to Section 6.6 hereof as being an Affiliate of Parent shall have delivered to the Company an executed Parent Affiliate Agreement which shall be in full force and effect.

          7.3.6. MATERIAL ADVERSE EFFECT. Since the date of this Agreement, Parent shall not have suffered a Parent Material Adverse Effect.

          7.3.7. NASDAQ LISTING. The shares of Parent Stock issuable to stockholders of the Company in connection with the Merger shall have been authorized for listing and eligible for trading on the Nasdaq National Market upon official notice of issuance.

                                   ARTICLE 8

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     8.1. SURVIVAL OF REPRESENTATIONS.

          8.1.1. THE COMPANY'S REPRESENTATIONS. All representations and warranties made by the Company in this Agreement or any certificate or other writing delivered by the Company pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of Parent and shall terminate on the first anniversary of the Effective Date (except that Parent Claims pending on the first anniversary of the Effective Date shall continue until resolved pursuant to this Article 8). The covenants made by the Company, the Stockholders and the Holder's Agent in this Agreement or any certificate or other writing delivered by the Company or any of its Affiliates, the Stockholders or the Holder's Agent pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of Parent.

          8.1.2. PARENT'S REPRESENTATIONS. All representations and warranties made by Parent and Merger Sub in this Agreement or any certificate or other writing delivered by Parent, Merger Sub or any of their respective Affiliates pursuant hereto or in connection herewith shall terminate at the Effective Time, and only the covenants of Parent, Merger Sub and their respective Affiliates that by their terms survive the Effective Time shall survive the Effective Time.

     8.2. AGREEMENT TO INDEMNIFY.  Subject to the terms and conditions of this
Article 8, the Stockholders agree to indemnify, defend and hold harmless Parent and its Subsidiaries from and against any loss, liability, damage, cost or expense (including costs and reasonable attorneys' fees and disbursements) suffered, incurred or paid by Parent or any of its Subsidiaries which would not have been suffered, incurred or paid if all the representations and warranties of the Company contained in this Agreement or any certificate or other writing delivered by the Company pursuant hereto or in connection herewith had been true, complete and correct in all material respects (collectively, "Parent Claims").

     8.3. LIMITATION OF STOCKHOLDERS' LIABILITY.

          8.3.1. LIMITATION OF PARENT CLAIMS. The obligations and liabilities of the Stockholders hereunder with respect to indemnification for Parent Claims shall be subject to the following limitations:

             (a) The Stockholders shall be obligated to indemnify Parent only with respect to those Parent Claims as to which Parent has given the Holder's Agent written notice on or prior to a date one year after the Closing.

             (b) No indemnification shall be required to be made by the Stockholders hereunder unless the amount of Parent Claims exceeds $100,000 in the aggregate, in which case the Stockholders' indemnification obligations shall apply to the amount of such Parent Claims in excess of $100,000.

             (c) All claims for indemnification pursuant to Section 8.2 hereof shall be brought and recovered by Parent solely by the return to Parent of property from the Escrow Fund. Without limiting the generality of the foregoing, Parent shall not have any recourse against any Stockholder individually, or any Stockholder's assets or property, for Parent Claims, except for recovery against the Escrow Fund pursuant to the terms of this Agreement and the Escrow Agreement.

             (d) For purposes of determining the amount of property recoverable from the Escrow Fund sufficient to satisfy a Parent Claim subject to indemnification hereunder, the value of a share of Parent Stock shall be equal to the Formula Price Per Share.

             (e) Parent, the Surviving Corporation and the Stockholders acknowledge and agree that any distribution of property from the Escrow Fund to satisfy a Parent Claim hereunder shall be done so as to reduce each Stockholder's interest in the Parent Stock in the Escrow Fund in a pro rata manner based on the Stockholders' respective ownership interests in the Parent Stock in the Escrow Fund.

          8.3.2. EXCLUSIVE REMEDY. The indemnification provided in this Article 8 shall be Parent's and its Subsidiaries' exclusive remedy for any breach by the Company of a representation or warranty contained in this Agreement or any certificate or other writing delivered by the Company pursuant hereto or in connection herewith. Notwithstanding the foregoing, nothing contained herein shall limit a party's rights or remedies with respect to claims resulting from or arising out of willful misconduct or fraud.

     8.4. PROCESS OF INDEMNIFICATION FOR PARENT CLAIMS.

          8.4.1. NOTICE FROM PARENT. Parent shall promptly notify the Holder's Agent in writing of the assertion of any Parent Claim by a third party or the discovery of any fact upon which Parent intends to base a Parent Claim hereunder. Such notice shall set forth the amount of the Parent Claim and specify the alleged basis of the Parent Claim. The delay or failure of Parent to provide notice hereunder shall not in any way limit Parent's indemnification rights hereunder except to the extent that the Stockholders shall have been materially adversely affected by such delay or failure and except that in any event such notice shall be made within the one year period provided in Section 8.3.1(a) hereof.

          8.4.2. RECOVERY BY PARENT. If the Holder's Agent does not dispute the basis or amount of any Parent Claim within 30 days of receiving written notice thereof, Parent shall have the right promptly to recover indemnity as and to the extent provided herein and in the Escrow Agreement. If the Holder's Agent disagrees with the basis of the Parent Claim or the amount of damages caused thereby, then within 30 days of receiving written notice thereof, the Holder's Agent shall give notice to Parent of such disagreement (the "Dispute Notice") and, in that case, Parent shall have no right to recover indemnity hereunder until such time, if at all, as (a) a court of competent jurisdiction issues a final, non-appealable order specifying the amount of Parent's recovery, in which case Parent shall have the right promptly to recover the amount so specified (subject to the limitations contained in Section 8.3 hereof) and (b) Parent and the Holder's Agent agree in writing to the amount of Parent's recovery, in which case Parent shall have the right promptly to recover the amount so agreed. In the event Parent receives a Dispute Notice and the Parent Claim that is the subject of the Dispute Notice has not been resolved by agreement of Parent and the Holder's Agent, then Parent shall, not later than six months after its receipt of the Dispute Notice, commence a proceeding before a court of competent jurisdiction to adjudicate the Parent Claim that is the subject of the Dispute Notice.

          8.4.3. THIRD-PARTY PARENT CLAIMS. Parent agrees promptly to notify the Holder's Agent of any Parent Claims asserted by third parties that are reasonably likely to give rise to indemnification hereunder ("Third-Party Parent Claims"). The Holder's Agent shall have the right to conduct and control, through counsel of his own choosing, any Third-Party Parent Claim, and Parent agrees to cooperate with the Holder's Agent and their counsel in that regard. Parent agrees that it will not settle any Third-Party Parent Claims without the consent of the Holder's Agent, which consent shall not be unreasonably withheld. Parent further agrees that if the Holder's Agent wishes to enter into a settlement with respect to a Third-Party Parent Claim, Parent will cooperate in such settlement, provided that such settlement includes as an unconditional term thereof the giving by the third party to Parent of a release from all liability in respect of such Third-Party Parent Claim.

                                   ARTICLE 9

                                  TERMINATION

     9.1. TERMINATION EVENTS. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual written consent of Parent and the Company;

          (b) by Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten business days after written notice to the Company (provided, that neither Parent nor Merger Sub is in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in
     Section 7.2.1 or Section 7.2.2 hereof, as the case may be, will not be satisfied;

          (c) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten business days after written notice to Parent (provided, that the Company is not in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.3.1 or Section 7.3.2 hereof, as the case may be, will not be satisfied;

          (d) by any party hereto if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Parent's ownership or operation of all or a material portion of the business or assets of the Company, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;
     (iii) if the Company's stockholders do not approve this Agreement and the transactions contemplated hereby at the Company Meeting; (iv) if Parent's stockholders do not approve this Agreement and the issuance of shares of Parent Stock to the Stockholders in the Merger as contemplated hereby at the Parent Meeting; or

          (e) by any party hereto if the Merger shall not have been consummated by June 30, 1996, provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the board of directors (as applicable) of the party taking such action.

     9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent, Merger Sub, the Company or their respective officers, directors, stockholders or Affiliates, except to the extent that a party hereto is in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, and provided that the provisions of Sections 6.4, 6.13 and 6.14 hereof and Article 10 hereof shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each of the parties hereto personally or by their duly authorized officers or representatives.

     10.2. NO WAIVER. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     10.3. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     10.4. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Parent or Merger Sub:

        Bachman Information Systems, Inc.
        Eight New England Executive Park
        Burlington, Massachusetts 01803
        Attn: President

     With a copy to:

        John D. Patterson, Jr., Esq.
        Foley, Hoag & Eliot
        One Post Office Square
        Boston, Massachusetts 02109

     To the Company:

        Cadre Technologies Inc.
        222 Richmond Street
        Providence, Rhode Island 02903
        Attn: President

     With a copy to:

        William B. Simmons, Jr., Esq.
        Testa, Hurwitz & Thibeault
        High Street Tower
        125 High Street
        Boston, Massachusetts 02110

     To the Holder's Agent:

        James P. Lally
        Kleiner Perkins Caufield & Byers
        2750 Sandhill Road
        Menlo Park, California 94025

     With a copy to:

        William B. Simmons, Jr., Esq.
        Testa, Hurwitz & Thibeault
        High Street Tower
        125 High Street
        Boston, Massachusetts 02110

     10.5. ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (including the Nondisclosure Agreement dated October 11, 1995 between Parent and the Company) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including the Letter of Intent dated December 6, 1995, as amended, between Parent and the Company. Each party hereto acknowledges that, in entering this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the agreements among the parties contemplated by or referred to herein.

     10.6. ASSIGNABILITY. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto, except that certain rights and obligations of Merger Sub and the Company may be assigned and delegated to the Surviving Corporation as a result of the Merger without any further consent hereunder.

     10.7. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     10.8. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages alone may not adequately compensate a party for violation by another party of this Agreement. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, any party shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by any other party hereunder, including the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof.

     10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

                                   * * * * *

     IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Merger as of the date first above written.

                                          BACHMAN INFORMATION SYSTEMS, INC.

                                          By: /s/  Peter J. Boni
                                            Title: President

                                          B.C. ACQUISITION CORP.

                                          By: /s/  Peter J. Boni
                                            Title: President

                                          CADRE TECHNOLOGIES INC.

                                          By: /s/ William H. D. Goddard
                                              Title: Director

                                                          EXHIBIT B

                                                   LETTER OF TRANSMITTAL
                                                      FOR SURRENDER OF
                                                        COMMON STOCK
                                            OF
                                                  CADRE TECHNOLOGIES INC.

     For submitting certificates formerly representing shares of Common Stock of Cadre Technologies Inc., pursuant to the Agreement and Plan of Merger dated as of March 25, 1996 (the "Merger Agreement") among Bachman Information Systems, Inc. ("Bachman"), B.C. Acquisition Corp. ("Merger Sub") and Cadre Technologies Inc. ("Cadre").

 This Letter of Transmittal should be completed, signed and submitted, together with your certificates formerly representing shares of Cadre Technologies Inc.
                                Common Stock to:

                       STATE STREET BANK & TRUST COMPANY

                  By Mail:                                        By Hand:
          ------------------------                        ------------------------
          State Street Bank &
            Trust                                         Bank of Boston
          Corporate Reorganization                        c/o Boston Equiserve
          P.O. Box 9061                                   Corporate Reorganization
          Boston, MA 02205                                55 Broadway, 3rd Floor
                                                          New York, NY 10006

                       By Overnight Mail:

                       State Street Bank and Trust
                       Corporate Organization
                       2 Heritage Drive
                       N. Quincy, MA 02171

                       Telephone Number: (800) 426-5523
                       Fax Number: (617) 774-4519
                       Confirm:      (617) 774-4511

     In connection with the merger (the "Merger") of Merger Sub, a wholly-owned subsidiary of Bachman with and into Cadre, and, pursuant to Section 2.9 of the Merger Agreement, the undersigned encloses herewith and surrenders the following certificates (the "Certificates") formerly representing shares of Cadre Common Stock (the "Shares"). You are hereby authorized and instructed to prepare in the name and deliver to the address indicated below a certificate representing the appropriate number of whole shares of Parent Stock (as defined in the Merger Agreement) to be issued in exchange for the Shares evidenced by the enclosed Certificate(s), less the portion thereof (approximately 10%) previously delivered into escrow in respect of such Shares pursuant to Section 2.9 of the Merger Agreement.

                            CERTIFICATE(S) ENCLOSED

 NAME AND ADDRESS OF
  REGISTERED OWNER       CERTIFICATE NO.      NUMBER OF SHARES
- ---------------------    ----------------    ------------------


     The undersigned hereby represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the Certificates and the Shares and that the Shares are owned by the undersigned and are free and clear of all liens, charges and encumbrances and not subject to any adverse claim. The undersigned agrees to indemnify, defend and hold harmless Bachman and its affiliates from and against any loss, liability, damage, cost or expense (including costs and reasonable attorneys' fees and disbursements) suffered, incurred or paid by Bachman or its affiliates which would not have been suffered, incurred or paid if the representations and warranties of the undersigned in this Letter of Transmittal had been true, complete and correct in all material respects. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the transfer of the Shares. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     By signing below, under penalties of perjury, the undersigned certifies (1) that the Taxpayer Identification or Social Security Number set forth below is the undersigned's correct Taxpayer Identification or Social Security Number, (2) that all other information provided herein is true and accurate and (3) that the undersigned is not subject to backup withholding because (a) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends or (b) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding. (The undersigned must cross out subpart (3) of the certification if the Internal Revenue Service has notified the undersigned that the undersigned is subject to backup withholding due to the under reporting of dividends or interest on tax returns and notice has not been received from the Internal Revenue Service advising that backup withholding has been terminated.) NOTE: FAILURE TO COMPLETE AND RETURN THIS INFORMATION WILL RESULT IN BACKUP WITHHOLDING ON PAYMENTS DUE TO YOU.

     IMPORTANT: THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS AND INSTRUMENTS REQUIRED HEREBY SHOULD BE MAILED OR DELIVERED TO STATE STREET BANK & TRUST COMPANY ("STATE STREET") AT THE ADDRESSES SET FORTH ABOVE. THE METHOD OF DELIVERY TO STATE STREET IS AT YOUR OPTION AND RISK, BUT, IF SENT BY MAIL, REGISTERED MAIL IS SUGGESTED. UNLESS AND UNTIL ANY OUTSTANDING CERTIFICATES ARE SURRENDERED TO STATE STREET, NO DIVIDENDS OR DISTRIBUTIONS OF ANY KIND PAYABLE TO HOLDERS OF RECORD OF SHARES OF PARENT STOCK SHALL BE PAID TO SUCH HOLDER. NO INTEREST WILL ACCRUE ON ANY CASH PAYMENT DUE OR UNPAID DIVIDENDS OR DISTRIBUTIONS.
- -----------------------------------
(Signature)
Name:
Phone No:
Identification or Social
Security No:

- -----------------------------------
(Signature)

Name:
Phone No:
Identification or Social
Security No:
- --------------------------------------------------------------------------------
                         (DO NOT WRITE BELOW THIS LINE)
- --------------------------------------------------------------------------------

                                                                          PORTION DEPOSITED
     CADRE TECHNOLOGIES INC.                                                IN ESCROW FOR
      SHARES RECEIVED FROM              BACHMAN COMMON STOCK ISSUED        ACCOUNT OF THE
        THIS SHAREHOLDER               DIRECTLY TO THIS SHAREHOLDER          STOCKHOLDER
- ---------------------------------    ---------------------------------    -----------------
 CERT. NO.        NO. OF SHARES       CERT. NO.        NO. OF SHARES        NO. OF SHARES
- ------------    -----------------    ------------    -----------------    -----------------
- ------------    -----------------    ------------    -----------------    -----------------
- ------------    -----------------    ------------    -----------------    -----------------
- ------------    -----------------    ------------    -----------------    -----------------

                                             Dated as of          , 1996

                                             All Registered Owners must sign
                                             exactly as name(s) appear on
                                             Certificate(s). If anyone other
                                             than the Registered Owner or an
                                             attorney, personal representative,
                                             trustee, custodian, guardian, other
                                             fiduciary or officer of a Taxpayer
                                             corporation signs the Letter of
                                             Transmittal, proper and
                                             satisfactory evidence of authority
                                             to act must be submitted herewith.
                                             Dated as of          , 1996

                                             All Registered Owners must sign
                                             exactly as name(s) appear on
                                             Certificate(s). If anyone other
                                             than the Registered Owner or an
                                             attorney, personal representative,
                                             trustee, custodian, guardian, other
                                             fiduciary or officer of a Taxpayer
                                             corporation signs the Letter of
                                             Transmittal, proper and
                                             satisfactory evidence of authority
                                             to act must be submitted herewith.

                                   EXHIBIT C

                                ESCROW AGREEMENT

     This Escrow Agreement, dated as of this      day of           , 1996 (this
"Agreement"), is by and among Bachman Information Systems, Inc., a Massachusetts corporation ("Parent"), James P. Lally, as agent with power of attorney (the "Holder's Agent") for the stockholders of Cadre Technologies Inc., a Delaware Corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts banking corporation, as escrow agent (the "Escrow Agent").

     WHEREAS, pursuant to an Agreement and Plan of Merger by and among Parent, B.C. Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and the Company dated as of March 25, 1996 (the "Merger Agreement," a true and correct copy of which is annexed hereto as Exhibit B; capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), the parties thereto have agreed, subject to the terms and conditions set forth therein, to merge Merger Sub with and into the Company and thereby to convert all of the Company Common Stock into shares of Parent Stock;

     WHEREAS, pursuant and subject to the Merger Agreement, the stockholders of the Company (the "Stockholders") have agreed to indemnify Parent for certain claims that Parent may incur; and

     WHEREAS, pursuant to the Merger Agreement, Parent is transferring concurrently herewith to the Escrow Agent as security for potential Parent
Claims incurred by Parent, an aggregate of        shares of Parent Stock (which
amount represents approximately ten percent of each Stockholder's portion of the total number of shares of Parent Stock into which such Stockholder's Company Common Stock has been converted), to be held by the Escrow Agent upon the terms and conditions set forth herein (for purposes of this Agreement, the term "Escrow Fund" shall refer to the shares of Parent Stock held by the Escrow Agent from time to time pursuant to this Agreement).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. ESTABLISHMENT OF ESCROW.

     (a) Parent and the Holder's Agent hereby appoint the Escrow Agent to serve as agent for the purpose of holding and distributing the Escrow Fund upon the terms and conditions herein set forth, and the Escrow Agent accepts such appointment subject to the terms and conditions hereof. Simultaneously with the execution of this Agreement, Parent has deposited with the Escrow Agent shares of Parent Stock (the "Deposit"), which shares represent a part of the shares of Parent Stock issuable pursuant to the Merger in respect of shares of Company Common Stock outstanding immediately prior to the Effective Time as set forth in Section 2.9.2 of the Merger Agreement. The Escrow Agent hereby acknowledges receipt of the Deposit, which consists of one certificate for each Stockholder, each such certificate representing the number of shares of Parent Stock set forth opposite such Stockholder's name on Exhibit A hereto.

     (b) If at any time during the term of this Agreement, a stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Parent, Parent shall notify the Escrow Agent of such event, identifying the number of new, substituted or additional shares or securities to be issued to each Stockholder (together with a revised Exhibit A hereto) and cause delivery of stock certificates evidencing all new, substituted or additional shares, or other securities, issued by reason of any such change with respect to the shares of Parent Stock to be deposited in escrow hereunder, and such certificates evidencing all new, substituted or additional shares, or other securities, issued by reason of any such change shall be deposited with the Escrow Agent and shall for all purposes constitute part of the Escrow Fund hereunder and be deemed shares of Parent Stock as such term is used herein.

     2. DISTRIBUTION OF THE ESCROW FUND.

     (a) Parent shall notify in writing the Escrow Agent and the Holder's Agent of any Parent Claim specifying the amount of the Parent Claim and the number of shares of Parent Stock, after giving effect to the limitations and the manner of calculating such number of shares, as set forth in Article 8 of the Merger Agreement, sufficient to satisfy such Parent Claim and a reasonably detailed summary of the basis for such Parent Claim.

     (b) Upon resolution of any Parent Claim permitting recovery from the Escrow Fund in accordance with the terms of the Merger Agreement, the Escrow Agent shall:

        (i) in the case of a Parent Claim submitted to a judicial proceeding where the court has awarded recovery to Parent and the Escrow Agent has not received a court order prohibiting it from making a distribution out of the Escrow Fund to satisfy such recovery, ten days after receipt of notice sent by Parent to the Holder's Agent and the Escrow Agent indicating that the award from such proceeding is non-appealable and final and attaching a copy of such award specifying the amount of such recovery; or

        (ii) in the case of a Parent Claim settled by written agreement between Parent and the Holder's Agent, upon receipt of a copy of such agreement, specifying the amount of such recovery; or

        (iii) in the case of a Parent Claim where the Holder's Agent is deemed to have agreed to a recovery because he has not objected to notice seeking such recovery in the manner and within the time set forth in
        Section 8.4.2 of the Merger Agreement and the Escrow Agent has not received a court order prohibiting it from making a distribution out of the Escrow Fund to satisfy such recovery, ten days after receipt of notice sent by Parent to the Holder's Agent and the Escrow Agent specifying the amount of such recovery and indicating that the Holder's Agent has failed to object to such recovery in the manner and within the time set forth in Section 8.4.2 of the Merger Agreement, deliver to Parent certificates representing a number of shares of Parent Stock sufficient to satisfy such recovery as set forth in the Parent Claim, in the amount of the award as contemplated in Section 2(b)(i), the settlement agreement contemplated under Section 2(b)(ii), or the notice of claim under Section 2(b)(iii), together with instruments of transfer executed and delivered by the Holder's Agent in accordance with Section 2(d) hereof.

     (c) Any distribution of shares of Parent Stock to satisfy a Parent Claim pursuant to Section 2(b) hereof shall be done so as to reduce each Stockholder's interest in shares of Parent Stock held in the Escrow Fund in a pro rata manner based on the Stockholders' respective ownership interests in the shares of Parent Stock in the Escrow Fund.

     (d) In order that the Escrow Agent may distribute the shares of Parent Stock from the Escrow Fund as provided in this Agreement, Parent agrees to deliver to the Escrow Agent upon surrender of a certificate then held by the Escrow Agent (i) a new certificate or certificates representing the shares of Parent Stock to be distributed hereunder, issued in the name of the distributee and (ii) if necessary, new certificates representing shares of Parent Stock issued in the name of the appropriate Stockholders to be retained by the Escrow Agent as part of the Escrow Fund. The Holder's Agent shall execute and deliver such instruments of transfer, stock powers and instructions to the Escrow Agent as may be reasonably requested to give effect to the provisions of this Agreement. Parent shall notify the Escrow Agent of the name and address of its transfer agent.

     3. RIGHT TO RELY; INDEMNITY; PERFORMANCE; LIMITATION OF LIABILITY OF ESCROW AGENT.

     (a) The Escrow Agent shall be entitled to rely on, and be protected and acting upon or refraining from acting upon, any written notice, statement, certificate, request or document (including copies of original documents) believed by it to be genuine and to have been signed or sent by the proper person or persons or on other evidence or information deemed by it to be reliable. The Escrow Agent shall have no responsibility whatsoever with respect to the undertakings of any other party hereto or to any notices or undertakings of anyone not a party hereto. The Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth herein; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; and (iii) may consult outside counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

     (b) Parent agrees to indemnify and hold harmless the Escrow Agent and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Escrow Agent's legal counsel) which may be paid, incurred or suffered by the Indemnified Parties by reason of or as a result of the Escrow Agent's entering into this Agreement or compliance with its duties set forth in this Agreement, or any written instructions delivered to the Escrow Agent by Parent pursuant hereto, except to the extent that any such claim, loss, damage, cost, penalty, fine or expense results from fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Parties. In no case shall Parent be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent shall be notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to clause (ii) below, Parent shall be entitled to participate at its own expense in the defense and, if Parent so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim. The Escrow Agent shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Escrow Agent unless: (i) the employment of such counsel has been authorized by Parent; or
(ii) the counsel retained by Parent would be inappropriate due to actual or potential different interests between the Escrow Agent and any other party represented by such counsel retained by Parent in such a proceeding (in which case Parent shall not have the right to assume the defense of such suit on behalf of the Escrow Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Escrow Agent).

     (c) In performing its duties hereunder, the Escrow Agent shall exercise that degree of care, skill and diligence that a prudent professional agent would exercise in comparable circumstances, but shall be liable only for fraud, gross negligence, wilful misconduct or bad faith. The Escrow Agent has read and is familiar with the provisions of Article 8 of the Merger Agreement.

     (d) It is further agreed that if any controversy arises, between the parties hereto or with any third person, with respect to the Escrow Fund or any part of the subject matter of this Agreement, its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and in such event the Escrow Agent shall not be liable for interest or damages.

     (e) The Escrow Agent shall not be responsible for any delay or failure in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, governmental regulations, fire, communication line failures, power failures or disasters.

     4. RESIGNATION, REMOVAL, SUCCESSOR.

     (a) The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to Parent and the Holder's Agent not less than thirty days before such resignation is to take effect.

     (b) The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by Parent and the Holder's Agent.

     (c) If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to Section 4(a) hereof, shall be removed pursuant to
Section 4(b) hereof, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Parent and the Holder's Agent shall promptly appoint a successor Escrow Agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to Parent and the Holder's Agent, an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the Escrow Fund to such successor.

     (d) In the event that a successor Escrow Agent has not been appointed within thirty days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent shall deposit the Escrow Fund with the clerk of a court of competent jurisdiction and shall interplead all of the parties hereto. Upon so depositing the Escrow Fund and filing its pleading, this Agreement shall terminate as to the Escrow Agent.

     (e) In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity, or the Escrow Agent sells substantially all of its corporate trust business to another entity, then such entity, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

     5. TERMINATION. This Agreement shall terminate one year from the date hereof (the "Termination Date"); provided, however, that if Parent has provided notice of a Parent Claim in accordance with Section 2(a) hereof prior to 5:00 p.m., Eastern standard time, on the Termination Date, and such Parent Claim remains unresolved as of such time and date, then this Agreement shall continue in effect until all such Parent Claims shall have been resolved in accordance with the Merger Agreement and the provisions hereof. On the Termination Date, the Escrow Agent shall distribute the remaining Escrow Fund, if any, to the Stockholders pro rata based upon their respective ownership interests in the shares of Parent Stock in the Escrow Fund, provided however, that in the event one or more Parent Claims remain unresolved on the Termination Date, the Escrow Agent shall keep in the Escrow Fund the number of shares of Parent Stock specified in the "Pending Claims Notice" as hereinafter defined. For these purposes, the "Pending Claims Notice" shall mean a notice given by Parent to the Escrow Agent and the Holder's Agent dated not more than five days prior to the Termination Date which identifies those Parent Claims that are unresolved on the date of the Pending Claims Notice ("Pending Claims") and which includes Parent's reasonable estimate of the amount of each such Pending Claim (the "Estimate"). The Pending Claims Notice shall also specify the number of shares of Parent Stock that shall remain in escrow and remain subject to the terms of this Agreement, such number of shares to be determined in the case of each Pending Claim by taking the Estimate for such Pending Claim divided by the Formula Price Per Share. Upon resolution of a Pending Claim, if Parent is permitted to recover from the Escrow Fund in the circumstances provided in Section 2(b) hereof, the Escrow Agent shall distribute shares of Parent Stock to Parent in the manner provided in Section 2(b) hereof, and any shares of Parent Stock that are not distributed to Parent with respect to such Pending Claim shall be distributed to the Stockholders pro rata based upon their respective ownership interests in the shares of Parent Stock in the Escrow Fund. Parent shall not have any responsibility to distribute all or any portion of the Escrow Fund to the Stockholders.

     6. CONFLICT WITH MERGER AGREEMENT. In the case of a conflict between the provisions of this Agreement and the Merger Agreement, the provisions of the Merger Agreement shall govern.

     7. VOTING AND DIVIDENDS. Notwithstanding that a share of Parent Stock is held in the Escrow Fund, nothing contained in this Agreement shall in any way limit the rights of the Stockholders to exercise the votes attaching to such shares of Parent Stock or to receive dividends thereon.

     8. FEES. Parent agrees to pay, and shall be solely responsible for, all fees, disbursements and other expenses charged by the Escrow Agent for the performance of the Escrow Agent's services hereunder. Property in the Escrow Fund shall not be used to pay any such fees, disbursements or other expenses.

     9. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each of the parties hereto personally or by their duly authorized officers or representatives.

     10. NO WAIVER. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     11. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     12. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable international courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Parent:

         Bachman Information Systems, Inc.
         8 New England Executive Park
         Burlington, Massachusetts 01803
         Attn: President

     With a copy to:

         John D. Patterson, Jr., Esq.
         Foley, Hoag & Eliot
         One Post Office Square
         Boston, Massachusetts 02109

     To the Holder's Agent:

         James P. Lally
         Kleiner Perkins Caufield & Byers
         2750 Sandhill Road
         Menlo Park, California 94025

     With a copy to:

         William B. Simmons, Jr., Esq.
         Testa, Hurwitz & Thibeault
         125 High Street
         Boston, Massachusetts 02110

     To the Escrow Agent:

         State Street Bank and Trust Company
         150 Royall Street
         Mail Stop 45-02-62
         Canton, Massachusetts 02021
         Attention: Thomas Belamarich

     13. CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     14. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement and the Merger Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise.

     15. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            BACHMAN INFORMATION SYSTEMS, INC.

                                            By:
                                              Title:

                                            ------------------------------------
                                            James P. Lally, as agent with
                                            power of attorney for the
                                            Stockholders

                                            STATE STREET BANK AND TRUST COMPANY

                                            By:
                                              Title:

                                   EXHIBIT A

     Name of Stockholder                Number of Shares of Parent Stock Held in Escrow

                                   EXHIBIT B

                           [COPY OF MERGER AGREEMENT]

                                   EXHIBIT D

                          AFFILIATE AGREEMENT (CADRE)

                                          , 1996

Bachman Information Systems, Inc.
8 New England Executive Park
Burlington, Massachusetts 01803

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger dated as of March 25, 1996 (the "Agreement"), by and among Bachman Information Systems, Inc., a Massachusetts corporation ("Parent"), B.C. Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Cadre Technologies Inc., a Delaware corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") on the basis described in the Agreement.

     The undersigned (the "Stockholder") has been advised that, as of the date hereof, the Stockholder may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission, although nothing contained herein shall be construed as an admission of such fact.

     The Stockholder understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other stockholders of the Company and their respective counsel and accounting firms.

     The Stockholder represents and warrants to and agrees with Parent that:

      1. The Stockholder has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform the Stockholder's obligations hereunder.

      2. The Stockholder has carefully read this Affiliate Agreement and the Agreement and discussed the requirements and other applicable limitations upon the Stockholder's ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent the Stockholder felt necessary, with the Stockholder's counsel or counsel for the Company.

      3. The Stockholder shall not make any sale, transfer, exchange, pledge or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

      4. The Stockholder has been advised that the issuance of shares of Parent Common Stock to the Stockholder in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the Stockholder has also been advised that, since, at the time the Merger is to be submitted for a vote of the stockholders of the Company the Stockholder may be deemed to be an affiliate of the Company and the distribution by the Stockholder of any Parent Common Stock will not have been registered under the Act, the Stockholder may not sell, transfer or otherwise dispose of Parent Common Stock issued to the Stockholder in the Merger unless
(i) such sale, transfer or other disposition has been registered under the Act,
(ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the Stockholder or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

      6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and there will be placed on the certificates for the Parent Common Stock issued to the Stockholder, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in
        accordance with the terms of an Affiliate Agreement dated           ,
        1996, between the registered holder hereof and Parent, a copy of which agreement is on file at the principal offices of Parent."

      7. The legend set forth in paragraph 6 above shall be removed by delivery of substitute certificates without such legend if the Stockholder shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

      8. The Stockholder will not sell, exchange, transfer, pledge, dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction intended to reduce the Stockholder's risk relative to the shares of Parent Common Stock received by the Stockholder in connection with the Merger, except for de minimis sales with the prior written consent of Parent, during the period beginning from the date hereof, and ending on the second day after the day Parent publicly announces financial results covering at least 30 days of combined operations of the Parent and the Company. Parent, at its discretion, may cause stop transfer orders consistent with the foregoing to be placed with its transfer agent with respect to the certificates for Parent Common Stock.

      9. (a) The Stockholder currently is the beneficial owner of that number of shares of Company Common Stock set forth in Appendix A hereto (the "Company Securities") and, except as otherwise set forth in Appendix A, (i) has held the Company Securities at all times since March 31, 1994 and (ii) did not acquire any of the Company Securities in contemplation of the Merger;

      (b) Except as otherwise set forth in Appendix A hereto, the Stockholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock (including the Company Securities) (i) at any time since March 31, 1994 or
(ii) in contemplation of the Merger;

      (c) The Stockholder has no present plan or intention (a "Plan") to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption or reduction in any way of the Stockholder's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than 50% of Parent Common Stock to be received by the Stockholder in the Merger. For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which the Stockholder will receive consideration in the Merger other than Parent Common Stock (including, without limitation, cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred after March 31, 1994 or otherwise in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Common Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

      (d) The Stockholder has no Plan to exercise dissenters' rights in connection with the Merger;

      (e) The Stockholder is not aware of, or participating in, any Plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Date of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Common Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of fractional shares of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan;

      (f) The representations contained herein shall be true and correct at all times from the date hereof through the date on which the Merger occurs; and

      (g) The Stockholder has consulted with such legal and financial counsel as the Stockholder has deemed appropriate in connection with the execution of this Affiliate Agreement.

     10. The Stockholder understands that the Company, Merger Sub, Parent and their respective stockholders, as well as legal counsel to the Company and Parent (in connection with rendering their tax opinions) will be relying on (a) the truth and accuracy of the representations contained herein and (b) the Stockholder's performance of the obligations set forth herein.

     11. Except for the Company Securities and options to purchase that number of shares of Company Common Stock set forth in Appendix A hereto, the Stockholder does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     12. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

        (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

        (b) If to Parent:

           Bachman Information Systems, Inc.
           8 New England Executive Park
           Burlington, Massachusetts 01803
           Attn: President

or to such other address as either party hereto may designate for itself by notice given as herein provided.

     13. This Affiliate Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

     14. This Affiliate Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     15. This Affiliate Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     16. If a court of competent jurisdiction determines that any provision of this Affiliate Agreement is not enforceable or enforceable only if limited in time and/or scope, this Affiliate Agreement shall continue in full force and effect with such provision stricken or so limited.

     17. Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Affiliate Agreement as needed.

                                            Very truly yours

                                            (print name of stockholder above)

                                            By:

                                            Address:

Accepted this      day of , 1996,
by BACHMAN INFORMATION SYSTEMS, INC.

By:
    Title:

                                   APPENDIX A

Stockholder:

Entity:
         (individual, corporation, partnership, other - please specify)

Total Number of shares of Company Common Stock owned on the date hereof:

Total Number of shares of Company Common Stock owned on March 31, 1994:

Total Number of shares of Company Common Stock disposed of in a Sale (i) after March 31, 1994 or (ii) otherwise in contemplation of the Merger:

Total Number of shares of Company Common Stock acquired (i) after March 31, 1994 or (ii) otherwise in contemplation of the Merger:

Please specify the date and number of shares of Company Common Stock acquired or disposed of in each transaction (i) after March 31, 1994 or (ii) otherwise in contemplation of the Merger:

Please describe any plans or intent to dispose of, in a Sale, shares of Company Common Stock prior to the Merger or shares of Parent Common Stock after the Merger (attach a separate sheet if necessary):

Total Number of options to purchase Company Common Stock owned on the date hereof:

                                   EXHIBIT E

                         AFFILIATE AGREEMENT (BACHMAN)

     This AFFILIATE AGREEMENT ("Affiliate Agreement") is entered into as of the
     day of           , 1996 between Bachman Information Systems, Inc., a
Massachusetts corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Parent.

     Pursuant to the terms of the Agreement and Plan of Merger dated as of March 25, 1996 (the "Agreement"), by and among Parent, B.C. Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Cadre Technologies Inc., a Delaware corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger").

     1.  The Stockholder hereby represents, warrants and agrees that:

          (a) The Stockholder may be deemed to be an "affiliate" of Parent, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission, although nothing contained herein shall be construed as an admission of such fact.

          (b) The Stockholder will not sell, exchange, transfer, pledge, dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction intended to reduce the Stockholder's risk relative to the shares of Parent's capital stock owned by the Stockholder (the "Parent Shares"), except for de minimis sales with the prior written consent of Parent, during the period beginning from the date hereof, and ending on the second day after the day Parent publicly announces financial results covering at least thirty days of combined operations of Parent and the Company. Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for Parent Shares.

     2. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

          (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

        (b) If to Parent:

           Bachman Information Systems, Inc.
           8 New England Executive Park
           Burlington, Massachusetts 01803
           Attn:  President

or to such other address as either party hereto may designate for itself by notice given as herein provided.

     3. This Affiliate Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

     4. This Affiliate Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     5. This Affiliate Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

     6. If a court of competent jurisdiction determines that any provision of this Affiliate Agreement is not enforceable or enforceable only if limited in time and/or scope, this Affiliate Agreement shall continue in full force and effect with such provision stricken or so limited.

     7. Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Affiliate Agreement as needed.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Agreement to be executed as of the date first written above.

                                            BACHMAN INFORMATION SYSTEMS, INC.

                                            By:
                                             Title:

                                            STOCKHOLDER

                                            ------------------------------------
                                            (print name of stockholder above)

                                            By:

                                            Address:

                                            ------------------------------------

                                   EXHIBIT F

                        FORM OF CADMOUNT ACKNOWLEDGMENT

                                                                          [Date]

Bachman Information Systems, Inc.
8 New England Executive Park
Burlington, MA 01803

Cadre Technologies Inc.
222 Richmond Street
Providence, RI 02903

Ladies and Gentlemen:

     This letter is being delivered to you in connection with an Agreement and Plan of Merger dated as of March 25, 1996 (the "Merger Agreement") among Bachman Information Systems, Inc. ("Bachman"), B.C. Acquisition Corp. ("Merger Sub") and Cadre Technologies Inc. ("Cadre") pursuant to which Cadre will merge with and into Merger Sub and become a wholly-owned subsidiary of Bachman (the "Merger"). The Merger Agreement requires that, as a condition to the closing of the Merger, the undersigned make certain acknowledgments with respect to a Share Purchase Agreement dated May 1, 1995 between the undersigned and Cadre (the "Share Purchase Agreement"; capitalized terms used but not defined herein shall have the respective meanings given to them in the Share Purchase Agreement). Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned represents, acknowledges and agrees as follows:

          1. Upon consummation of the Merger, the Cadre Shares then held in the Escrow Account will be converted into shares of common stock, par value $.01 per share, of Bachman Information Systems, Inc. ("Bachman Stock") using the Exchange Ratio set forth in the Merger Agreement. The terms of the Escrow Agreement will remain unchanged in all other respects.

          2. International Computers Limited ("ICL") has an option (the "Option") to acquire 62,832 Cadre Shares pursuant to the software agreement between Westmount and ICL dated November 1990, as amended (the "Software Agreement"). In order to satisfy exercise of the Option, the undersigned agrees as follows: (i) in the event ICL exercises the Option prior to July 1, 1996, then Cadre shall be permitted to withdraw 62,832 Cadre Shares (or the number of shares of Bachman Stock equal to 62,832 multiplied by the Exchange Ratio set forth in the Merger Agreement) from the Escrow Account and register them in the name of ICL as contemplated by Section 4.3 of the Share Purchase Agreement and such shares shall remain in escrow subject to release as contemplated by Section 4.10 of the Share Purchase Agreement and
     (ii) in the event ICL has not exercised the option prior to July 1, 1996, then Cadre and the undersigned shall, in order to be able to satisfy any future exercise of the Option by ICL, keep in escrow an additional 62,832 Cadre Shares (or the number of shares of Bachman Stock equal to 62,832 multiplied by the Exchange Ratio set forth in the Merger Agreement) above and beyond the number of Cadre Shares required to remain in escrow pursuant to Section 4.10 of the Share Purchase Agreement, and such shares shall remain in escrow until such time as ICL has exercised the Option, in which case such shares will be registered in the name of ICL and subject to release from escrow to ICL as set forth in Section 4.10 of the Share Purchase Agreement.

          3. Effective upon consummation of the Merger, the Amended and Restated Voting Agreement dated May 1, 1995 between the undersigned and Cadre shall be terminated and of no further force or effect.
                                   * * * * *

     In witness whereof, the undersigned has caused this letter to be signed as an instrument under seal as of the date first written above.

                                            Sincerely,

                                            Stichting Administratiekantoor
                                            Cadmount

                                            By:

Accepted:

Bachman Information Systems, Inc.

By:

Cadre Technologies Inc.

By:

                                        2